                                                                    EXHIBIT 2


                         AGREEMENT OF SALE AND PURCHASE



                                 BY AND BETWEEN


                      CORRECTIONS CORPORATION OF AMERICA,
                             a Delaware corporation
                                   ("SELLER")





                                      AND





                            CCA PRISON REALTY TRUST
                    a Maryland real estate investment trust
                                 ("PURCHASER")





                                 July 7, 1997

                               TABLE OF CONTENTS


ARTICLE I            Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II           Agreements to Sell, Purchase and Lease . . . . . . . . . . . . . . . . . . . . .

                     2.1    Agreement to Sell and Purchase  . . . . . . . . . . . . . . . . . . . . .
                     2.2    Agreement to Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     2.3    Agreement to Grant Option   . . . . . . . . . . . . . . . . . . . . . . .
                     2.4    Right to Purchase   . . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE III          Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                     3.1    Payment of Purchase Price   . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE IV           Items to be Furnished to Purchaser by Seller . . . . . . . . . . . . . . . . . .

                     4.1    Due Diligence Materials   . . . . . . . . . . . . . . . . . . . . . . . .
                     4.2    Due Diligence Review  . . . . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE V            Representations, Warranties, Covenants and Agreements  . . . . . . . . . . . . .

                     5.1    Representations and Warranties of Seller  . . . . . . . . . . . . . . . .
                     5.2    Covenants and Agreements of Seller  . . . . . . . . . . . . . . . . . . .
                     5.3    Representations and Warranties of Purchaser   . . . . . . . . . . . . . .

ARTICLE VI           Conditions to Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . .

                     6.1    Conditions to the Purchaser's Obligations   . . . . . . . . . . . . . . .
                     6.2    Failure of Conditions to Purchaser's Obligations  . . . . . . . . . . . .
                     6.3    Conditions to the Seller's Obligations  . . . . . . . . . . . . . . . . .
                     6.4    Failure of Conditions to Seller's Obligations   . . . . . . . . . . . . .

ARTICLE VII          Provisions with Respect to the Closing . . . . . . . . . . . . . . . . . . . . .

                     7.1    Seller's Closing Obligations  . . . . . . . . . . . . . . . . . . . . . .
                     7.2    Purchaser's Closing Obligations   . . . . . . . . . . . . . . . . . . . .

ARTICLE VIII         Expenses of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                     8.1    Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     8.2    Closing Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     8.3    Commissions/Broker's Fees   . . . . . . . . . . . . . . . . . . . . . . .

ARTICLE IX           Default and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                     9.1    Seller's Default; Purchaser's Remedies  . . . . . . . . . . . . . . . . .
                     9.2    Purchaser's Default; Seller's Remedies  . . . . . . . . . . . . . . . . .

ARTICLE X            Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                     10.1   Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     10.2   Right of Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . .
                     10.3   Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     10.4   Entire Agreement; Modifications   . . . . . . . . . . . . . . . . . . . .
                     10.5   Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     10.6   Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     10.7   Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                     10.8   Time is of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . .
                     10.9   Waiver of Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .
                     10.10  Joinder by Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . .

LIST OF EXHIBITS              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                         AGREEMENT OF SALE AND PURCHASE

       THIS AGREEMENT OF SALE AND PURCHASE (the "Agreement") is made and entered into by and between CORRECTIONS CORPORATION OF AMERICA, a Delaware corporation (hereinafter referred to as "Seller"), and CCA PRISON REALTY TRUST, a Maryland real estate investment trust (hereinafter referred to as "Purchaser"). Seller and Purchaser are sometimes collectively referred to herein as the "Parties" and each of the Parties is sometimes singularly referred to herein as a "Party".

       WHEREAS, Seller is the owner (in its own name or through one or more affiliates controlled by Seller) of the Property (as hereinafter defined), consisting of certain real properties and improvements thereon being more particularly described on Exhibits A-1 through A-9, attached hereto and made a part hereof; and,

       WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property, and simultaneously therewith, to enter into a lease transaction pursuant to which Purchaser shall lease to Seller, and Seller shall lease from Purchaser, the Property.

       NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

       As used herein (including any Exhibits attached hereto), the following terms shall have the meanings indicated:

       "Accreditations" shall mean any and all accreditations and/or certifications from any non-governmental entities required in connection with the current or contemplated operation of the Property.

       "Applicable Notices" shall mean any reports, notices of violation, or notices of compliance issued in connection with any Accreditations or Permits.

       "Bill of Sale" shall mean a bill or bills of sale in substantially the same form as Exhibit B, attached hereto, and sufficient to transfer to Purchaser all Personal Property.

       "Business Agreements" shall mean any leases, contract rights, loan agreements, mortgages, easements, covenants, restrictions or other agreements or instruments affecting all or a portion of the Property, to the extent the same are assignable by Seller, but specifically excluding all of Seller's Operating and Service Agreements.

       "Business Day(s)" shall mean calendar days other than Saturdays, Sundays and legal holidays.

       "Certificate of Non-Foreign Status" shall mean a certificate dated as of the Closing Date, addressed to Purchaser and duly executed by Seller, in substantially the same form as Exhibit C, attached hereto.

       "Claim" shall mean any obligation, liability, lien, encumbrance, loss, damage, cost, expense or claim, including, without limitation, any claim for damage to property or injury to or death of any person or persons.

       "Closing" shall mean the consummation of the sale and purchase provided for herein, to be held at the offices of Stokes & Bartholomew, P.A., 424 Church Street, Suite 2800, Nashville, Tennessee, or such other place as the Parties may mutually agree.

       "Closing Certificate" shall mean a certificate in substantially the same form as Exhibit D, attached hereto, wherein Seller and Purchaser, respectively, shall represent that the representations and warranties of Seller and Purchaser, respectively, contained in this Agreement are true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date.

       "Closing Date" shall mean the actual day on which the transaction contemplated hereby is closed with the transfer of title to the Property. The Parties agree that the closing date shall be July 18, 1997, or such earlier or later date as shall be hereafter mutually agreed upon by the Parties.

       "Deed" shall mean a deed in substantially the same form as Exhibit E, attached hereto (as the same may be modified to comply with local law and custom), executed by Seller, as grantor, in favor of Purchaser, as grantee, conveying the Land and Improvements to Purchaser, subject only to the Permitted Exceptions.

       "Due Diligence Materials" shall mean the information to be provided by Seller to Purchaser pursuant to the provisions of Section 4.1 hereof.

       "Effective Date" shall mean the later of the two (2) dates on which this Agreement is signed and all changes initialed by Seller and Purchaser, as indicated by their signatures below; provided, that in the event only one Party dates its signature, then the date of its signature shall be the Effective Date.

       "Engineering Documents" shall mean all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, Americans with Disabilities Act compliance reports, environmental reports and studies, professional inspection reports, construction and/or architect's reports or certificates, feasibility studies, appraisals, and other similar plans and studies that relate to the Real Property or the Personal Property, to the extent the same are assignable by Seller.

       "Exception Documents" shall mean true, correct and legible copies of each document listed as an exception to title in the Title Commitment.

       "Excluded Personal Property" shall mean all those items of tangible and intangible personal property described on Exhibit F.

       "Fixtures" shall mean all equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now or on the Closing Date located in, on or used in connection with, and permanently affixed to or incorporated into, the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, electronic security equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed by the Parties to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the definition of Personal Property and Excluded Personal Property.

       "Hazardous Materials" shall mean any substance, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Materials Law, the group of organic compounds known as polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under any Hazardous
Materials Law.

       "Hazardous Materials Law" shall mean any local, state or federal law relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Waste Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

       "Improvements" shall mean all buildings, improvements, structures and Fixtures now or on the Closing Date located on the Land, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements.

       "Intangible Property" means all Permits, Business Agreements and other intangible property or any interest therein now or on the Closing Date owned or held by Seller in connection with the Real Property, including all water rights and reservations, rights to use the trade name applicable to the Property, as set forth on Exhibits A-1 through A-9 hereof, and zoning rights related to the





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

Real Property, or any part thereof, to the extent the same are assignable by Seller; provided, however, "Intangible Property" shall not include the general corporate trademarks, trade names (except as set forth above), service marks, logos or insignia or the books and records of Seller, Seller's accounts receivable and Seller's business and operating licenses for the facilities on the Real Property.

       "Land" means the real property more particularly described on Exhibits A-1 through A-9, attached hereto and made a part hereof, together with all of Seller's rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereto belonging, and Seller's right, title and interest in and to any easements, rights-of-way, rights of ingress or egress or other interests in, on, or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real property and any adjacent real property.

       "Laws" means all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements, including, without limitation, those relating to the environment, health and safety, disabled or handicapped persons.

       "Lease" shall mean the Master Agreement to Lease and the Lease Agreement in substantially the same form as Exhibit H, attached hereto and made a part hereof, which shall be executed and delivered by Seller (or an affiliate of Seller) and Purchaser at the Closing, and pursuant to the terms of which Purchaser shall lease the Property to Seller (or an affiliate of Seller) following the Closing.

       "Material" and "materially" shall mean a condition, noncompliance, defect or other fact which would: (a) cost, with respect to any individual Property, in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000.00) and, with respect to any single defect or fact, would cost, with respect to any individual Property, in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), to correct or repair; or (b) in the aggregate, with respect to any individual Property, result in a loss to Purchaser or a reduction in the value of such Property in excess of Five Hundred Thousand Dollars ($500,000.00) and, with respect to any single defect or fact, would, with respect to any individual Property, result in a loss to Purchaser or a reduction in the value of such Property in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).

       "Option Agreements" shall mean the Option Agreement or Agreements, in substantially the same form as Exhibit I, attached hereto and made a part hereof, which shall be executed and delivered by Seller and Purchaser at the Closing, and pursuant to which Seller shall grant Purchaser the exclusive option to acquire the Option Properties.

       "Option Properties" shall mean the real property described on Exhibits A-10 through A-14, attached hereto and made a part hereof, and all other property of Seller as more particularly set forth in the Option Agreements.

       "Permits" shall mean all permits, licenses (but excluding Seller's business and operating licenses), approvals, entitlements and other governmental, quasi-governmental and nongovernmental authorizations including, without limitation, certificates of use and occupancy, required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Real Property, to the extent the same are assignable by Seller. As used herein, "quasi-governmental" shall include the providers of all utility services to the Real Property.

       "Permitted Exceptions" shall mean those title exceptions which have been approved in writing by Purchaser, or are deemed to have been approved by Purchaser upon the expiration of the Review Period.

       "Personal Property" shall mean all Intangible Property, Warranties, and Engineering Documents, and all those items of tangible personal property described on Exhibit J, attached hereto, other than the Fixtures and the Excluded Personal Property, now or on the Closing Date owned by Seller and located on or about the Land or Improvements or used in connection with the operation thereof (specifically excluding personal property owned by employees of Seller and personal property owned by inmates housed at the Real Property).

       "Property" shall mean, collectively, the Land, the Improvements, the Fixtures, and the Personal Property.

       "Purchase Price" shall mean the sum of $308,100,000.

       "Real Property" shall mean the Land, the Improvements and the Fixtures.

       "Review Period" means a period commencing on the Effective Date and ending thirty (30) days from the date of Purchaser's receipt of the last of the Due Diligence Materials; provided, should the Effective Date be less than thirty (30) days prior to the Closing Date, the Review Period shall terminate on the date which is five (5) days prior to the Closing Date.

       "Right to Purchase Agreement" shall mean the Right to Purchase Agreement in substantially the same form as Exhibit G attached hereto and made a part hereof, which shall be executed and delivered by the Parties at the Closing, and pursuant to the terms of which Seller shall grant Purchaser a right of first refusal for Purchaser to acquire certain property of Seller and to provide certain financing to Seller, and an option to purchase certain property of Seller.

       "Search Reports" shall mean reports of searches made of the Uniform Commercial Code Records of the County in which the Property is located, and of the office of the Secretary of State of the State in which the Property is located and in the State in which the principal office of Seller is located, which searches shall reflect that none of the Property is encumbered by liens or security interests which will remain on the Property after the Closing. The Search Reports shall be updated, at Seller's expense, at or within fifteen (15) days prior to Closing.

       "Seller's Operating and Service Agreements" shall mean all management, service and operating agreements and contracts entered into by Seller with respect to the Property, including, but not limited to, agreements and contracts to house inmates at the Property, food service and equipment agreements, inmate pay telephone service agreements, medical and pharmaceutical service and supply agreements, drug testing service agreements, public performance and licensing agreements for motion picture video cassettes, inmate educational and instructional service agreements, refuse service agreements, pest control service agreements and machinery, equipment and uniform rental and service agreements.

       "Survey" shall mean a current "as-built" ALTA survey, certified to ALTA requirements, prepared by an engineer or surveyor licensed in the State in which the Land is located and reasonably acceptable to Purchaser, which shall:
(a) include a narrative legal description of the Land by metes and bounds (which shall include a reference to the recorded plat, if any), and a computation of the area comprising the Land in both acres and gross square feet (to the nearest one-thousandth of said respective measurement); (b) accurately show the location on the Land of all improvements (dimensions thereof at the ground surface level and the distance therefrom to the facing exterior property lines of the Land), building and set-back lines, parking spaces (including number of spaces), fences, evidence of abandoned fences, ponds, creeks, streams, rivers, officially designated 100-year flood plains and flood prone areas, canals, ditches, easements, roads, rights-of-way and encroachments; (c) location of encroachments, if any, upon adjoining property, or from adjoining property, upon the Land; (d) state the zoning classification of the Land; (e) be certified as of the date of the Survey to the Seller, the Purchaser, the Title Company, and any third-party lender designated by Purchaser; (f) legibly identify any and all recorded matters shown on said Survey by appropriate volume and page recording references; (g) show the location and names of all adjoining streets and the distance to the nearest streets intersecting the streets that adjoin the Land; (h) be satisfactory to (and updated from time to time as may be required by) the Title Company so as to permit it to delete the standard exception for survey matters and replace it with an exception for the matters shown on the Survey; and (i) include a written Surveyor's Certification in substantially the same form as set forth on Exhibit K, attached hereto.

       "Title Commitment" shall mean a current commitment or current commitments issued by the Title Company to the Purchaser pursuant to the terms of which the Title Company shall commit to issue the Title Policy to Purchaser in accordance with the provisions of this Agreement, and reflecting all matters which would be listed as exceptions to coverage on the Title Policy.

       "Title Company" shall mean Lawyers Title Insurance Corporation or the national service office of another title insurance company licensed in each state in which the Property is located selected by Seller and reasonably satisfactory to Purchaser.

       "Title Policy" shall mean an ALTA Extended Coverage Owner's Policy (or policies) of Title Insurance (10/17/92 Form), or comparable state promulgated policies, with liability in the aggregate amount of the Purchase Price, dated as of the Closing Date, issued by the Title Company, insuring title to the fee interest in the Real Property in Purchaser, subject only to the Permitted Exceptions and to the standard printed exceptions included in the ALTA standard form owner's extended coverage policy of title insurance, with the following modifications: (a) the exception for survey matters shall be deleted and replaced by an exception for the matters shown on the Survey; (b) the exception for ad valorem taxes shall reflect only taxes for the current and subsequent years; (c) any exception as to parties in possession shall be limited to rights of Seller in possession, as lessee only, pursuant to the Lease; and (d) there shall be no general exception for visible and apparent easements or roads and highways or similar items (with any exception for visible and apparent easements or roads and highways or similar items to be specifically referenced to and shown on the Survey and also identified by applicable recording information).

       "Warranties" shall mean all warranties and guaranties with respect to the Real Property or Personal Property, whether express or implied, which Seller now holds or under which Seller is the beneficiary, to the extent the same are assignable by Seller.

                                   ARTICLE II

               AGREEMENTS TO SELL, PURCHASE, LEASE AND OPTION AND
                     AGREEMENT REGARDING RIGHT TO PURCHASE

       2.1 Agreement to Sell and Purchase. On the Closing Date, provided Purchaser shall not have terminated this Agreement pursuant to the provisions of Section 4.2 hereof, Seller shall sell, convey, assign, transfer and deliver to Purchaser and Purchaser shall purchase, acquire and accept from Seller, the Property, for the Purchase Price and subject to the terms and conditions of this Agreement. Purchaser acknowledges that Seller may elect to transfer some or all of the Property to one or more affiliates of Seller prior to the Closing Date subject to the terms and conditions of this Agreement. In such event, Seller shall cause such affiliates to sell, convey, assign, transfer and deliver to Purchaser such portion(s) of the Property as may be transferred to such affiliate(s). In the event of any such transfers of some or all of the Property to any affiliate of Seller, Seller shall not be relieved of any of its obligations or liability hereunder. From and after the date of any such transfer, the term "Seller" as used herein shall refer to both Corrections Corporation of America and the recipient of such transfer collectively, and to each such party individually.

       2.2 Agreement to Lease. On the Closing Date, and subject to performance by the Parties of the terms and provisions of this Agreement, Purchaser shall lease to Seller and Seller shall lease from Purchaser, the Property at the rental and upon the terms and conditions set forth in the Lease.

       2.3 Agreement to Grant Option. On the Closing Date, and subject to performance by the Parties of the terms and provisions of this Agreement, Seller shall grant to Purchaser options to acquire the Option Properties at the purchase price and upon the terms and conditions set forth in the Option Agreements.

       2.4 Right to Purchase. On the Closing Date, and subject to the performance by the Parties of the terms and provisions of this Agreement, Seller shall grant to Purchaser a right of first refusal to acquire certain property of Seller and a right of first refusal to provide certain financing for activities of Seller and an option to purchase certain property of Seller, upon the terms and conditions set forth in the Right to Purchase Agreement.





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


                                  ARTICLE III

                                 PURCHASE PRICE

       3.1 Payment of Purchase Price. The Purchase Price shall be paid by Purchaser delivering to the Seller at the Closing Federal Reserve wire transfer funds or other immediately available collected funds payable to the order of the Seller in the sum equal to the Purchase Price, subject to adjustment as herein provided. On or before the Closing, the Parties shall agree on an allocation of the Purchase Price as between the Real Property and the Personal Property.

                                   ARTICLE IV

                                  ITEMS TO BE
                        FURNISHED TO PURCHASER BY SELLER

       4.1 Due Diligence Materials. Seller previously has delivered to Purchaser for its review, or, if not, within fifteen (15) days after the Effective Date, Seller shall deliver to Purchaser for its review, the following items:

               a. True, correct, complete and legible copies of all Business Agreements, Warranties, Permits, Accreditations, Applicable Notices, Engineering Documents and Seller's Operating and Service Agreements (solely for the purposes of this Section 4.1a., the terms Business Agreements, Warranties, Permits, and Engineering Documents shall include all agreements, documents and instruments otherwise included within such definitions, whether or not the same are assignable by Seller);

               b. True, correct, complete and legible copies of tax statements or assessments for all real estate and personal property taxes assessed against the Property for the current and the two prior calendar years, if available;

               c. True, correct, complete and legible listing of all Fixtures, Personal Property and Excluded Property, including a current depreciation schedule.

               d. True, correct, complete and legible copies of all existing fire and extended coverage insurance policies and any other insurance policies pertaining to the Property, if any;

               e. True, correct, complete and legible copies of all instruments evidencing, governing or securing the payment of any loans secured by the property or related thereto. Seller may make such instruments available for inspection and copying by Purchaser at Seller's principal office;

               f. True, correct, complete and legible copies of any and all environmental studies or impact reports relating to the Property, if any, and any approvals, conditions, orders or declarations issued by any governmental authority relating thereto (such studies and reports shall include, but not be limited to, reports indicating whether the Property is or has been contaminated





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

by Hazardous Materials and whether the Property is in compliance with the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable);

               g. True, correct, complete and legible copies of any and all litigation files with respect to any pending litigation and claim files for any claims made or threatened, the outcome of which might materially affect the Property or the use and operation of the Property, together with summaries and such other more detailed information as Purchaser may reasonably request with respect to any other pending litigation or claim the outcome of which might materially affect Seller or materially affect the Property. Seller may make such files available for inspection and copying by Purchaser at Seller's principal office.

               h. The Title Commitment, Exception Documents, Survey and Search Reports.

       4.2 Due Diligence Review. During the Review Period, Purchaser shall be entitled to review the Due Diligence Materials delivered by Seller to Purchaser pursuant to the provisions of Section 4.1 above. If Purchaser shall, for any reason in Purchaser's sole discretion, judgment and opinion, disapprove or be dissatisfied with any aspect of such information, or the Property, then Purchaser shall be entitled to terminate this Agreement by giving written notice thereof to Seller on or before the expiration of the Review Period, whereupon this Agreement shall automatically be rendered null and void, all moneys which have been delivered by Purchaser to Seller or the Title Company shall be immediately returned to Purchaser and thereafter neither Party shall have any further obligations or liabilities to the other hereunder. Alternatively, Purchaser may give written notice setting forth any defect, deficiency or encumbrance and specify a time within which Seller may remedy or cure such matter prior to the expiration of the Review Period, but Seller shall have no obligation to remedy or cure any such matters objected to by Purchaser. If any defect, deficiency or encumbrance, so noticed, is not satisfied or resolved to the satisfaction of Purchaser, in Purchaser's sole discretion, within the time period specified in the written notice, this Agreement shall, at the option of Purchaser, terminate as provided in this Section; said option to terminate to be exercised, if at all, by Purchaser giving written notice thereof to Seller and simultaneously paying Seller the sum of One Hundred Dollars ($100.00) on the earlier of: (a) within three (3) Business Days after the expiration of said specified time period, or (b) the Closing Date. In the event Purchaser fails to exercise its option to terminate this Agreement within the time and in the manner set forth in this Section 4.2, then Purchaser shall be deemed to have accepted and approved the Due Diligence Materials and the Property, and to have waived any such defect, deficiency or encumbrance, and to have accepted all exceptions to title referenced in the Title Commitment and all matters shown on the Survey. Such accepted title exceptions and survey matters shall be included in the term "Permitted Exceptions" as used herein.

                                   ARTICLE V

             REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

       5.1 Representations and Warranties of Seller. To induce Purchaser to enter into this Agreement and to purchase the Property, Seller represents and warrants to Purchaser as follows:

               a. Seller has and at the Closing will have, and will convey, transfer and assign to Purchaser, good, indefeasible and insurable title to the Land, free and clear of any deeds of trust, mortgages, liens, encumbrances, leases, tenancies, licenses, chattel mortgages, conditional sales agreements, security interests, covenants, conditions, restrictions, judgments, rights-of-way, easements, encroachments, claims and any other matters affecting title or use of the Property, except the Permitted Exceptions.

               b. Seller has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein, and the joinder of no person or entity will be necessary to convey the Property fully and completely to Purchaser at Closing and to lease the Property from Purchaser following Closing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each state in which any of the Property is located. The consummation of the transactions contemplated herein does not require the approval of Seller's shareholders or any third party, except such third party approvals as Seller has obtained or will obtain prior to the Closing Date. The execution by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby do not, and at the Closing will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, Seller's Bylaws or Certificate of Incorporation, any indenture, agreement, instrument or obligation to which Seller is a party or by which the Property or any portion thereof is bound; and does not constitute a violation of any Laws, order, rule or regulation applicable to Seller or any portion of the Property of any court or of any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Seller or any portion of the Property.

               c. There are no adverse or other parties in possession of the Property or of any part thereof. Seller has not granted to any party any license, lease or other right relating to the use or possession of the Property.

               d. No notice has been received from any insurance company that has issued a policy with respect to any portion of the Property or from any board of fire underwriters (or other body exercising similar functions), claiming any defects or deficiencies or requiring the performance of any repairs, replacements, alterations or other work and as of the Closing no such notice will have been received which shall not have been cured. No notice has been received by Seller from any issuing insurance company that any of such policies will not be renewed, or will be renewed only at a higher premium rate than is presently payable therefor.

               e. No pending condemnation, eminent domain, assessment or similar proceeding or charge affecting the Property or any portion thereof exists. Seller has not heretofore received any notice, and has no knowledge, that any such proceeding or charge is contemplated. Seller has not received any notice of a proposed increase in the assessed valuation of the Property.

               f. All Improvements (including all utilities) have been, or as of the Closing will be, substantially completed and installed in accordance with the plans and specifications approved by the governmental authorities having jurisdiction to the extent applicable and are transferable to Purchaser without additional cost. Permanent certificates of occupancy, all licenses, permits, authorizations and approvals required by all governmental authorities having jurisdiction, and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been, or as of the Closing will be, issued for the Improvements, and, as of the Closing, where required, all of the same will be in full force and effect. Except as may be set forth in any of the Due Diligence Materials, the Improvements, as designed and constructed, comply or will comply with all statutes, restrictions, regulations and ordinances applicable thereto, including but not limited to the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable.

               g. The existing water, sewer, gas and electricity lines, storm sewer and other utility systems on the Land are adequate to serve the current utility needs of the Property. All utilities required for the operation of the Improvements enter the Land through adjoining public streets or through adjoining private land in accordance with valid public or private easements that will inure to the benefit of Purchaser. All approvals, licenses and permits required for said utilities have been obtained and are in full force and effect. All of said utilities are installed and operating, or will be, and all installation and connection charges have been or will be paid in full.

               h. Except as may be set forth in any of the Due Diligence Materials, the location, construction, occupancy, operation and use of the Property (including the Improvements) do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property or the location, construction, occupancy, operation or use thereof, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws and regulations, the Americans with Disabilities Act and
Section 504 of the Rehabilitation Act of 1973, as applicable.

               i. Except as may be set forth in any of the Due Diligence Materials, there are not any structural defects in any of the buildings or other Improvements constituting the Property. The Improvements, all heating, electrical, plumbing and drainage at, or servicing, the Property and all facilities and equipment relating thereto are and, as of the Closing, will be in good condition and working order and adequate in quantity and quality for the normal operation of the Property. No part of the Property has been destroyed or damaged by fire or other casualty. To Seller's knowledge, there are no unsatisfied requests for repairs, restorations or alterations with regard to the Property from any person, entity or authority, including but not limited to any lender, insurance provider or governmental authority.

               j. Except as previously disclosed by Seller, no work has been performed or is in progress at the Property, and no materials will have been delivered to the Property that might provide the basis for a mechanic's, materialmen's or other lien against the Property or any portion thereof, or amounts due for such work and material shall have paid or discharged to Purchaser's satisfaction as of Closing.

               k. There exist no service contracts, management or other agreements applicable to the Property, to which Seller is a party or otherwise known to Seller, other than Seller's Operating and Service Agreements and those agreements furnished to Purchaser pursuant to Section 4.1.

               l. Seller is not in default in any manner which would result in a material adverse effect on Seller under any of the Business Agreements, or Seller's Operating and Service Agreements or any of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property or any portion thereof, and, to Seller's knowledge, no other party to any of the foregoing is in default thereunder.

               m. There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened against or affecting the Property or any portion thereof, or relating to or arising out of the ownership or operation of the Property, or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality, other than those disclosed to Purchaser pursuant to Section 4.l. All judicial proceedings concerning the Property will be finally dismissed and terminated prior to Closing, excluding inmate lawsuits and other lawsuits in which Seller is involved in its ordinary course of business.

               n. The Property has free and unimpeded access to presently existing public highways and/or roads (either directly or by way of perpetual easements); and, to Seller's knowledge, all approvals necessary therefor have been obtained. To Seller's knowledge, no fact or condition exists which would result in the termination of the current access from the Property to any presently existing public highways and/or roads adjoining or situated on the Property.

               o. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or, to Seller's knowledge, pending or threatened against Seller or the Property.

               p. Except as may be set forth in any of the Due Diligence Materials, no Hazardous Materials have been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Property by Seller or to Seller's knowledge. No activity has been undertaken on the Property by Seller or to Seller's knowledge which would cause (i) the Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within the ambit of RCRA or any Hazardous Materials Law, (ii) a release or threatened release of Hazardous Materials from the Property within the meaning of, or otherwise bring the Property within the ambit of, CERCLA or SARA or any Hazardous Materials Law or (iii) the discharge of Hazardous Materials into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Materials which would require a permit under any Hazardous Materials Law. No activity has been undertaken with respect to the Property by Seller or to Seller's knowledge which would cause a violation or support a claim under RCRA, CERCLA, SARA or any Hazardous Materials Law. No investigation, administrative order, litigation or settlement with respect to any Hazardous Materials is in existence with respect to the Property, nor, to Seller's knowledge, is any of the foregoing threatened. No notice has been received by Seller from any entity, governmental body or individual claiming any violation of any Hazardous Materials Law, or requiring compliance with any Hazardous Materials Law, or demanding payment or contribution for environmental damage or injury to natural resources. Seller has not obtained and, to Seller's knowledge, is not required to obtain, and Seller has no knowledge of any reason Purchaser will be required to obtain, any permits, licenses, or similar authorizations to occupy, operate or use the Improvements or any part of the Property by reason of any Hazardous Materials Law. Notwithstanding the representations made herein, such representations are and shall be deemed to be limited by the matters detailed in any Phase I Preliminary Site Assessment or other Due Diligence Materials obtained by or provided to Purchaser in connection herewith.

               q. The Property includes all items of property, tangible and intangible, currently used by Seller in connection with the operation of the Property, other than the Excluded Personal Property, Seller's Operating and Service Agreements, and property expressly excluded from the definition of the Property.

               r. To Seller's knowledge, the Due Diligence Materials delivered to Purchaser are true, correct and complete in all material respects.

       Seller hereby agrees to indemnify and defend, at its sole cost and expense, and hold Purchaser, its successors and assigns, harmless from and against and to reimburse Purchaser with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and court costs) actually incurred of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Purchaser at any time and from time to time by reason of or arising out of (a) the material breach of any representation or warranty of Seller set forth in Section 5.1, (b) the failure of Seller, in whole or in part, to perform any obligation required to be performed by Seller pursuant to Section 5.1, (c) the ownership, construction, occupancy, operation, use and maintenance by Seller or its agents of the Property prior to the Closing Date or, (d) the violation on or before the Closing Date of any Hazardous Materials Law in effect on or before the Closing Date and any and all matters arising out of any act, omission, event or circumstance existing or occurring on or prior to the Closing Date (including, without limitation, the presence on the Property or release from the Property of Hazardous Materials disposed of or otherwise released prior to the Closing
Date), regardless of whether the act, omission, event or circumstance constituted a violation of any Hazardous Materials Law at the time of its existence or occurrence. Subject to the provisions of Section 10.1, the provisions of this Section 5.1 shall survive the Closing of the transaction contemplated by this Agreement and shall continue thereafter in full force and effect for the benefit of Purchaser, its successors and assigns. Notwithstanding any provision of this Agreement to the contrary, Purchaser may exercise any right or remedy Purchaser may have at law or in equity should Seller fail to meet, comply with or perform its indemnity obligations required by this Section 5.1. In the event a defect, claim or deficiency is discovered by Purchaser prior to Closing or is noticed in writing by Seller to Purchaser prior to Closing, Purchaser shall either terminate the Agreement as provided herein or waive the defect, claim or deficiency and proceed to Closing.

       5.2 Covenants and Agreements of Seller. Seller covenants and agrees with Purchaser, from the Effective Date until the Closing or earlier termination of this Agreement:

               a. Seller shall: (i) operate the Property in the ordinary course of Seller's business and in the same manner as currently operated; and
(ii) fully maintain and repair the Improvements, the Fixtures, and the Personal Property in good condition and repair.

               b. Purchaser shall be entitled to make all inspections or investigations desired by Purchaser with respect to the Property or any portion thereof, and shall have complete physical access to the Property, which access shall occur at such times and in such manner so as to not unreasonably interfere with Seller's business operations or constitute a safety hazard, as reasonably determined by Seller.

               c. Seller shall cause to be maintained in full force and effect fire and extended coverage insurance upon the Property and public liability insurance with respect to damage or injury to persons or property occurring on or relating to operation of the Property in commercially reasonable amounts.

               d. Seller shall pay when due all bills and expenses of the Property. Seller shall not enter into or assume any new Business Agreements with regard to the Property which are in addition to or different from those furnished and disclosed to Purchaser and reviewed and approved pursuant to
Section 4.1.

               e. Seller shall not create or permit to be created any liens, easements or other conditions affecting any portion of the Property or the uses thereof without the prior written consent of Purchaser.

               f. Seller will pay, as and when due, all interest and principal and all other charges payable under any indebtedness of Seller secured by the Property from the date hereof until Closing, and will not suffer or permit any default or amend or modify the documents evidencing or securing any such indebtedness without the prior consent of Purchaser.

               g. Seller will, subject to limitations provided by law with respect to privacy rights of inmates, give to Purchaser, its attorneys, accountants and other representatives, during normal business hours and as often as may be reasonably requested, full access to all books, records and files relating to the Property so long as the same does not unreasonably interfere with Seller's business operations.

               h. Seller shall not remove any Personal Property or Fixtures from the Land or Improvements without replacing same with substantially similar items of equal or greater value and repairing the damage, if any, to the Property as a result of such removal.

               i. During the pendency of this Agreement, Seller, its corporate officers, directors, and agents shall not negotiate the sale or other disposition of the Property with any person or entity other than Purchaser, and shall not take any steps to initiate, consummate or document the sale or other disposition of the Property, or any portion thereof, to any person or entity other than Purchaser.

               j. Prior to the Closing Date, Seller agrees to notify Purchaser in writing within three (3) Business Days of any offer received by, delivered to or communicated to Seller for the purchase, sale, acquisition or other disposition of the Property.

               k. Seller shall provide representations, warranties and consents as may be reasonably required in connection with any public offering of stock or debt obligations by Purchaser, including, but not limited to, inclusion of financial statements, summary financial information and other required information concerning Seller, or Seller as lessee under the Lease, in any Securities and Exchange Commission filings.

       5.3 Representations and Warranties of Purchaser. To induce Seller to enter into this Agreement and to sell the Property, Purchaser represents and warrants to Seller as follows:

               a. Purchaser has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein, and the joinder of no person or entity will be necessary to purchase the Property from Seller at Closing, and to lease the Property to Seller following Closing.

               b. The execution by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not, and at the Closing will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, any indenture, agreement, instrument or obligation to which Purchaser is a party; and does not, and at the Closing will not, constitute a violation of any Laws, order, rule or regulation applicable to Purchaser of any court or of any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Purchaser.

                                   ARTICLE VI

                           CONDITIONS TO OBLIGATIONS

       6.1 Conditions to the Purchaser's Obligations. The obligations of Purchaser to purchase the Property from Seller and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at all times prior to and as of the Closing (or such other time period specified below), of each of the following conditions:

               a. All of the representations and warranties of Seller set forth in this Agreement shall be true at all times prior to, at and as of, the Closing in all material respects and Seller shall deliver a Closing Certificate in substantially the same form attached hereto as Exhibit D updating such representations and warranties.

               b. Seller shall have delivered, performed, observed and complied with, all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing.

               c. Seller shall not be in receivership or dissolution or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition shall have been filed against it.

               d. No material or substantial adverse change shall have occurred with respect to the condition, financial or otherwise, of the Seller or the Property.

               e. Neither the Property nor any part thereof or interest therein shall have been taken by execution or other process of law in any action prior to Closing.

               f. Seller shall have obtained and delivered to Purchaser a current report, dated no more than ten (10) days prior to this Agreement, from a licensed pest control company reasonably acceptable to Purchaser, and which must show the Property to be free of all termite, or other destructive insect and pest infestation.

               g. During the Review Period, Purchaser shall have satisfactorily completed an inspection of the Property with respect to the physical condition thereof by agents or contractors selected by Purchaser.

               h. During the Review Period, Purchaser shall have received, in form acceptable to Purchaser, evidence of compliance by the Property with all building codes, zoning ordinances and other governmental entitlements as necessary for the operation of the Property for the current and intended use, including, without limitation, certificates of occupancy and such other permits, licenses, approvals, agreements and authorizations as are required for the operation of the Property for the current and intended use.

               i. During the Review Period, all necessary approvals, consents and the like of third parties to the validity and effectiveness of the transactions contemplated hereby have been obtained.

               j. During the Review Period, Purchaser is reasonably satisfied that the Property is sufficient and adequate for Seller to carry on the business now being conducted thereon and the Property is in good condition and repair as reasonably required for the proper operation and use thereof in compliance with applicable laws.

               k. During the Review Period, Purchaser has reviewed and satisfied itself with respect to the Due Diligence Materials and shall not have terminated this Agreement pursuant to the provisions of Section 4.2 hereof.

               l. No material portion of the Property shall have been destroyed by fire or casualty.

               m. No condemnation, eminent domain or similar proceedings shall have been commenced or threatened with respect to any material portion of the Property.

               n. Purchaser shall have been successful in causing the formation of a real estate investment trust whose interests have been sold to the public and in connection therewith shall have raised capital in an amount not less than $350,000,000.

       6.2 Failure of Conditions to Purchaser's Obligations. In the event any one or more of the conditions to Purchaser's obligations are not satisfied or waived in whole or in part at any time prior to or as of the Closing, Purchaser, at Purchaser's option, shall be entitled to: (a) terminate this Agreement by giving written notice thereof to Seller, whereupon all moneys, if any, which have been delivered by Purchaser to Seller or the Title Company shall be immediately refunded to Purchaser and Purchaser shall have no further obligations or liabilities hereunder; or (b) proceed to Closing hereunder.

       6.3 Conditions to the Seller's Obligations. The obligations of Seller to sell the Property to Purchaser and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at all times prior to and as of the Closing (or such other time period specified below), of each of the following conditions:

               a. All of the representations and warranties of Purchaser set forth in this Agreement shall be true at all times prior to, at and as of, the Closing in all material respects and Purchaser shall deliver a Closing Certificate in substantially the same form attached hereto as Exhibit D updating such representations and warranties.

               b. Purchaser shall have delivered, performed, observed and complied with, all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing.

               c. Purchaser shall not be in receivership or dissolution or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition shall have been filed against it.

               d. Purchaser shall have been successful in causing the formation of a real estate investment trust whose interests have been sold to the public and in connection therewith shall have raised capital in an amount not less than $350,000,000.

       6.4 Failure of Conditions to Seller's Obligations. In the event any one or more of the conditions to Seller's obligations are not satisfied or waived in whole or in part at any time prior to or as of the Closing, Seller, at Seller's option, shall be entitled to: (a) terminate this Agreement by giving written notice thereof to Purchaser, whereupon all moneys, if any, which have been delivered by Seller to Purchaser or the Title Company shall be immediately refunded to Seller and Seller shall have no further obligations or liabilities hereunder; or (b) proceed to Closing hereunder.

                                  ARTICLE VII

                     PROVISIONS WITH RESPECT TO THE CLOSING

       7.1 Seller's Closing Obligations. At the Closing, Seller shall furnish and deliver to the Purchaser, at Seller's expense, the following:

               a. The Deed, Title Policy (or the Title Commitment marked-up and initialed by the Title Company), Bill of Sale, Certificate of Non-Foreign Status, Closing Certificate, Right to Purchase Agreement, Lease and Option Agreements, each duly executed and acknowledged by Seller and, as appropriate, in recordable form acceptable in the state and county in which the Property is located.

               b. Certificates of casualty and fire insurance for the Property and satisfactory evidence of all other insurance coverages as required pursuant to the Lease showing Purchaser as additional insured and loss payee thereunder, where appropriate, with appropriate provisions for prior notice to Purchaser in the event of cancellation or termination of such policies and otherwise in form and substance reasonably satisfactory to Purchaser.

               c. Search Reports, dated not more than fifteen (15) days prior to Closing, evidencing no UCC-1 Financing Statements or other filings in the name of Seller with respect to the Property which will remain on the Property after the Closing.

               d. Such affidavits or letters of indemnity as the Title Company shall require in order to omit from the Title Insurance Policy all exceptions for unfiled mechanic's, materialman's or similar liens.

               e. Any and all transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with the Deed by any state, county or municipal agency having jurisdiction over the Property or the transactions contemplated hereby.

               f. An opinion of Seller's counsel, dated as of the Closing Date, in the form of Exhibit L-1, attached hereto.

               g. Such instruments or documents as are necessary, or reasonably required by Purchaser or the Title Company, to evidence the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the purchase and sale transaction contemplated hereby.

               h. Such other documents as are reasonably required by Purchaser to carry out the terms and provisions of this Agreement.

       7.2 Purchaser's Closing Obligations. At the Closing, Purchaser shall furnish and deliver to Seller, at Purchaser's expense, the following:

               a. Federal Reserve, wire transfer funds or other immediately available collected funds payable to the order of Seller representing the cash portion of the Purchase Price due in accordance with Section 3.1 herein.

               b. The Closing Certificate, Right to Purchase Agreement, Lease and Option Agreements, duly executed and acknowledged by Purchaser.

               c. Such instruments or documents as are necessary, or reasonably required by Seller or the Title Company, to evidence the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase and sale transaction contemplated hereby.

               d. An opinion of Purchaser's counsel, dated as of the Closing Date, in the form of Exhibit L-2, attached hereto.

               e. Such other documents as are reasonably required by Seller to carry out the terms and provisions of this Agreement.

               f. All necessary approvals, consents, certificates and the like of third parties to the validity and effectiveness of the transaction contemplated hereby.

                                  ARTICLE VIII

                              EXPENSES OF CLOSING

       8.1 Adjustments. There shall be no adjustment of taxes, assessments, water or sewer charges, gas, electric, telephone or other utilities, operating expenses, employment charges, premiums on insurance policies, rents or other normally proratable items, it being agreed and understood by the Parties that the Seller shall be obligated to pay such items under the terms of the Lease.

       8.2 Closing Costs. Seller shall pay (a) all title examination fees and premiums for the Title Policy; (b) the cost of the Search Reports; (c) the cost of the Survey; (d) Seller's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Seller hereunder, including without limitation, the cost of performance by Seller of its obligations hereunder; (e) all other costs and expenses which are required to be paid by Seller pursuant to other provisions of this Agreement; (f) any and all state, municipal or other documentary or transfer taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement or any agreement or commitment described or referred to herein; and
(g) the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein. Purchaser shall pay (a) Purchaser's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Purchaser hereunder, including, without limitation, the cost of performance by Purchaser of its obligations hereunder; and (b) all other costs and expenses which are required to be paid by Purchaser pursuant to other provisions of this Agreement. Purchaser and Seller shall each be responsible for other costs in the usual and customary manner for this kind of transaction in the county where the Property is located.

       8.3 Commissions/Broker's Fees. Seller hereby represents and warrants to Purchaser that it has not contacted any real estate broker, finder or any other party in connection with this transaction, and that it has not taken any action which would result in any real estate broker's, finder's or other fees being due or payable to any party with respect to the transaction contemplated hereby. Purchaser hereby represents and warrants to Seller that Purchaser has not contacted any real estate broker, finder or any other party in connection with this transaction, and that it has not taken any action which would result in any real estate broker's, finder's or other fees being due or payable to any party with respect to the transaction contemplated hereby. Each Party hereby indemnifies and agrees to hold the other Party harmless from any loss, liability, damage, cost or expenses (including reasonable attorneys' fees) resulting to such other Party by reason of a breach of the representation and warranty made by such Party herein.

                                   ARTICLE IX

                              DEFAULT AND REMEDIES

       9.1     Seller's Default; Purchaser's Remedies.

               a. Seller's Default. Seller shall be deemed to be in default hereunder upon the occurrence of one of the following events: (i) any of Seller's warranties or representations set forth herein shall be untrue in any material respect when made or at Closing; or (ii) Seller shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement, which, in either of such events, is not cured by Seller within ten (10) days following receipt by Seller of written notice of default from Purchaser.

               b. Purchaser's Remedies. In the event Seller shall be deemed to be in default hereunder Purchaser may, at Purchaser's sole option, do any one or more of the following: (i) terminate this Agreement by written notice delivered to Seller on or before the Closing; and/or (ii) enforce specific performance of this Agreement against Seller including Purchaser's reasonable costs and attorneys fees in connection therewith; and/or (iii) exercise any other right or remedy Purchaser may have at law or in equity by reason of such default including, but not limited to, the recovery of reasonable attorneys' fees incurred by Purchaser in connection herewith.

       9.2     Purchaser's Default; Seller's Remedies.

               a. Purchaser's Default. Purchaser shall be deemed to be in default hereunder upon the occurrence of one of the following events: (i) any of Purchaser's warranties or representations set forth herein shall be untrue in any material respect when made or at Closing; or (ii) Purchaser shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement, which, in either of such events, is not cured by Purchaser within ten (10) days following receipt by Purchaser of written notice of default from Seller.

               b. Seller's Remedies. In the event Purchaser shall be deemed to be in default hereunder Seller may, at Seller's sole option, do any one or more of the following: (i) terminate this Agreement by written notice delivered to Purchaser on or before the Closing; and/or (ii) enforce specific performance of this Agreement against Purchaser including Seller's reasonable costs and attorneys fees in connection therewith; and/or (iii) exercise any other right or remedy Seller may have at law or in equity by reason of such default including, but not limited to, the recovery of reasonable attorneys' fees incurred by Seller in connection herewith.

                                   ARTICLE X

                                 MISCELLANEOUS

       10.1 Survival. All of the representations, warranties, covenants, agreements and indemnities of Seller and Purchaser contained in this Agreement, to the extent not performed at the Closing, shall survive the Closing for the period of one (1) year after the Closing Date and shall not be deemed to merge upon the acceptance of the Deed by Purchaser.

       10.2 Right of Assignment. Neither this Agreement nor any interest herein may be assigned or transferred by Purchaser to any person, firm, corporation or other entity without the prior written consent of Seller, which consent may be given or withheld in the sole discretion of Seller.

       10.3 Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be either (a) delivered in person,
(b) sent by certified mail, return-receipt requested, (c) delivered by a recognized delivery service or (d) sent by facsimile transmission and addressed as follows:

If intended for Purchaser:                 CCA Prison Realty Trust
                                           2200 Abbott Martin Road, Suite 201
                                           Nashville, Tennessee 37215
                                           Phone:  (615) 460-1220
                                           Fax:  (615) 460-1206
                                           Attention:  Michael W. Devlin

With a copy to:                            Sherrard & Roe, PLC
                                           424 Church Street, Suite 2000
                                           Nashville, Tennessee 37219
                                           Phone: (615) 742-4200
                                           Fax: (615) 742-4539
                                           Attention: Kim A. Brown

If intended for Seller:                    Corrections Corporation of America
                                           102 Woodmont Boulevard, Suite 800
                                           Nashville, Tennessee  37205
                                           Phone:  (615) 292-3100
                                           Fax:  (615) 269-8635
                                           Attention: Darrell K. Massengale

With a copy to:                            Stokes & Bartholomew, P.A.
                                           424 Church Street, Suite 2800
                                           Nashville, Tennessee  37219
                                           Phone:  (615) 259-1450
                                           Fax:  (615) 259-1470
                                           Attention: Elizabeth E. Moore

or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return-receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 P.M. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter.

       10.4 Entire Agreement; Modifications. This Agreement embodies and constitutes the entire understanding between the Parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the Party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

       10.5 Applicable Law. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE. The Parties agree that jurisdiction and venue for any litigation arising out of this Agreement shall be in the Courts of Davidson County, Tennessee or the U.S. District Court for the Middle District of Tennessee and, accordingly, consent thereto.

       10.6 Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

       10.7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

       10.8 Time is of the Essence. With respect to all provisions of this Agreement, time is of the essence. However, if the first date of any period which is set out in any provision of this Agreement falls on a day which is not a Business Day, then, in such event, the time of such period shall be extended to the next day which is a Business Day.

       10.9 Waiver of Conditions. Any Party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such Party. No waiver by a Party of any breach of this Agreement or of any warranty or representation hereunder by the other Party shall be deemed to be a waiver of any other breach by such other Party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a Party after any breach by the other Party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other Party, whether or not the first Party knows of such breach at the time it accepts such payment or performance. No failure or delay by a Party to exercise any right it may have by reason of the default of the other Party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first Party while the other Party continues to be so in default.

       10.10 Joinder by Subsidiaries. (a) Purchaser acknowledges that (i) the Bridgeport Pre-Parole Transfer Facility in Bridgeport, Texas (the "Bridgeport Facility"), the Houston Processing Center in Houston, Texas (the "Houston Facility"), the Laredo Processing Center in Laredo, Texas (the "Laredo Facility"), the Leavenworth Detention Center in Leavenworth, Kansas (the "Leavenworth Facility"), the Central Arizona Detention Center in Florence, Arizona (the "Central Arizona Facility"), the T. Don Hutto Correctional Center in Taylor, Texas (the "Taylor Facility"), and the West Tennessee Detention Facility in Mason, Tennessee (the "West Tennessee Facility"), each comprising a portion of the Property are owned by Corrections Partners, Inc., a Delaware corporation ("CPI"), (ii) the Mineral Wells Pre-Parole Transfer Facility in Mineral Wells, Texas (the "Mineral Wells Facility") comprising a portion of the Property is owned by Mineral Wells Limited Partnership, a Delaware limited partnership ("Mineral Wells"), and (iii) the Eloy Detention Center in Eloy, Arizona (the "Eloy Facility") comprising a portion of the Property is owned by United-Concept Limited Partnership, an Arizona limited partnership ("United-Concept").

               (b) CPI joins in the execution of this Agreement for the purposes of agreeing to all of the terms and provisions of this Agreement, and making all of the covenants, representations and warranties under this Agreement, with respect to the Bridgeport Facility, the Houston Facility, the Laredo Facility, the Leavenworth Facility, the Central Arizona Facility, the Taylor Facility and the West Tennessee Facility. The term "Seller" as used herein shall refer to both Corrections Corporation of America and CPI collectively and to each such party individually, jointly and severally, with respect to the Bridgeport Facility, the Houston Facility, the Laredo Facility, the Leavenworth Facility, the Central Arizona Facility, the Taylor Facility and the West Tennessee Facility.

               (c) Mineral Wells joins in the execution of this Agreement of the purposes of agreeing to all of the terms and provisions of this Agreement, and making all of the covenants, representations and warranties under this Agreement, with respect to the Mineral Wells Facility. The term "Seller" as used herein shall refer to both Corrections Corporation of America and Mineral Wells collectively and to each such party individually, jointly and severally, with respect to the Mineral Wells Facility.

               (d) United-Concept joins in the execution of this Agreement of the purposes of agreeing to all of the terms and provisions of this Agreement, and making all of the covenants, representations and warranties under this Agreement, with respect to the Eloy Facility. The term "Seller" as used herein shall refer to both Corrections Corporation of America and United-Concept collectively and to each such party individually, jointly and severally, with respect to the Eloy Facility.

EXECUTED to be effective as of the Effective Date.

SELLER:                               PURCHASER:

CORRECTIONS CORPORATION               CCA PRISON REALTY TRUST
OF AMERICA

                                      By: /s/ Doctor R. Crants III
                                         -----------------------------------
By: /s/ Doctor R. Crants
   --------------------------------
                                      Its: President
                                          ----------------------------------
Its: Chairman of the Board and
     Chief Executive Officer
    -------------------------------
                                      Date: July 7, 1997
                                           ---------------------------------
Date: July 7, 1997
     ------------------------------
                                      Purchaser's Tax Identification
                                      Number: 62-1689525
                                             -------------------------------
Seller's Tax Identification Number:

62-1156308
-----------------------------------


MINERAL WELLS LIMITED PARTNERSHIP


By: Corrections Corporation of America,
   --------------------------------
    General Partner

By: /s/ Doctor R. Crants
   --------------------------------

Its: Chairman of the Board and
     Chief Executive Officer
    -------------------------------

Date: July 7, 1997
     ------------------------------

Tax Identification Number:
                          ---------

UNITED-CONCEPT LIMITED
PARTNERSHIP

By: United-Concept, Inc.,
   --------------------------------
    Managing General Partner


By: /s/ Doctor R. Crants
   --------------------------------

Its: Chairman of the Board and
     Chief Executive Officer
    -------------------------------

Date: July 7, 1997
     ------------------------------

Tax Identification Number:

74-2688571
-----------------------------------

CORRECTIONS PARTNERS, INC.


By: /s/ Doctor R. Crants
   --------------------------------

Its: Chairman of the Board and
     Chief Executive Officer
    -------------------------------

Date: July 7, 1997
     ------------------------------

Tax Identification
Number: 62-1518487
     ------------------------------

                           AGREEMENT OF TITLE COMPANY


       By its execution of this Agreement, the Title Company agrees to: (a) timely file a return with the Internal Revenue Service on Form 1099-B, Form 1099-S and/or such other form or forms as the Internal Revenue Service may by form or regulation require, and (b) furnish Purchaser with a written statement showing the name and address of the Title Company and the information shown on such form or forms with respect to Purchaser, and (c) comply with the provisions of the Agreement which are applicable to the Title Company. Such form or forms shall be filed in order that the parties to this transaction will be in compliance with Section 6045 of the Internal Revenue Code of 1986, as amended. Purchaser and Seller shall each provide their taxpayer identification numbers to the Title Company so that such information may be included in the form or forms filed by the Title Company.

                                 LAWYERS TITLE INSURANCE CORPORATION


                                 By:
                                    -------------------------------------

                                 Name:
                                      -----------------------------------

                                 Title:
                                       ----------------------------------

                         LIST OF SCHEDULES AND EXHIBITS


Exhibit A        -    Real Property Descriptions

Exhibit B        -    Bill of Sale and Assignment

Exhibit C        -    Certificate of Non-Foreign Status

Exhibit D        -    Closing Certificate

Exhibit E        -    Deed

Exhibit F        -    Excluded Personal Property

Exhibit G        -    Right to Purchase Agreement

Exhibit H        -    Master Agreement to Lease and Lease Agreement

Exhibit I        -    Option Agreements

Exhibit J        -    Personal Property

Exhibit K        -    Surveyor's Certificate

Exhibit L-1      -    Opinion of Seller's Counsel

Exhibit L-2      -    Opinion of Purchaser's Counsel

                                    EXHIBITS



                                       TO



                         AGREEMENT OF SALE AND PURCHASE



                                 BY AND BETWEEN


                      CORRECTIONS CORPORATION OF AMERICA,
                             a Delaware corporation
                                   ("SELLER")

                                      AND

                            CCA PRISON REALTY TRUST,
                    a Maryland real estate investment trust

                                 ("PURCHASER")

                                   EXHIBIT A

                              PROPERTY DESCRIPTION

                                  EXHIBIT A-1

THE SURFACE ESTATE ONLY, IN AND TO:

Being a 4.26 acre tract in the Edward Stephens Survey, Abstract Number 755, Wise County, Texas and also being the same tract of land deeded to Concept, Inc., described in instruments recorded in Volume 255, page 523, Real Records, Wise County, Texas and Volume 382, page 17, Real Records, Wise County, Texas and being described as one tract by metes and bounds as follows:

Beginning at a 5/8" iron rod found in the North Right-of-Way of F.M. #1658 for the Southeast corner of said tract described in Volume 255, page 523;

THENCE North 73 degrees 31 minutes 34 seconds West with the North Right-of-Way line of said F.M. #1658 a distance of 335.92 feet to a 3" steel fence post found for the Southwest corner of the tract herein described;

THENCE North 01 degrees 32 minutes 30 seconds East a distance of 697.88 feet to a 3" steel fence post found for the Northwest corner of the tract herein described;

THENCE North 89 degrees 03 minutes 36 seconds East a distance of 164.69 feet to a 1/2" iron pipe found for a corner;

THENCE South 89 degrees 38 minutes 04 seconds East a distance of 57.10 feet to a 5/8" iron rod found for the most North Northeast corner of the tract herein described;

THENCE South 01 degrees 30 minutes 36 seconds West a distance of 551.24 feet to a 3" steel fence post found for a ell corner of the tract herein described;

THENCE South 88 degrees 01 minutes 24 seconds East a distance of 102.37 feet to a 5/8" iron rod found for the most East Northeast corner of the tract herein described;

THENCE South 01 degrees 28 minutes 34 seconds West a distance of 240.72 feet to the point of beginning and containing 4.26 acres of land, more or less.


                                         Bridgeport Pre-Parole Transfer Facility
                                                  Bridgeport, Wise County, Texas

                                  EXHIBIT A-2

PARCEL "A" - PRISON COMPOUND

A portion of the Northeast Quarter of Section 16, Township 7 South, Range 8 East, of the Gila and Salt River Base and Meridian, Pinal County, Arizona; using a basis of bearing the East line of the Northeast corner of said Section 16, using a bearing of North 00 degrees 00 minutes 07 seconds East and being more particularly described as follows:

Commencing at the East quarter corner of said Section 16, being a brass cap in handhole; thence South 89 degrees 47 minutes 31 seconds West, along the East/West mid-section line of said Section 16, a distance of 735.00 feet to the point of beginning; thence continuing South 89 degrees 47 minutes 31 seconds West along said mid-section line 1907.59 feet to the center of said Section 16, being a 3 inch aluminum monument; thence North 00 degrees 02 minutes 32 seconds West along the North/South mid-section line of said Section 16, a distance of 2648.25 feet to the North quarter corner of said Section 16, being a G.L.O brass cap; thence North 89 degrees 56 minutes 55 seconds East, along the north line of said northeast quarter 1909.62 feet; thence South 00 degrees 00 minutes 07 seconds West, parallel to the East line of said Northeast quarter 2643.03 feet to the point of beginning. Said parcel contains approximately 120 acres, more or less. This legal description is recorded in Docket 1958, page 755, Records of Pinal County, Arizona.

PARCEL "B" - WELL SITE AND INGRESS/EGRESS EASEMENT

A parcel of land situated in the Northeast Quarter of Section 16, Township 7 South, Range 8 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona; more particularly described as follows:

Beginning at the East quarter corner of said Section 16, measure westerly along the mid-section line bearing South 89 degrees 47 minutes 31 seconds West, a distance of 452.00 feet to the true point of beginning; thence continuing westerly along the mid-section line bearing South 89 degrees 47 minutes 31 seconds West, a distance of 208.00 feet; thence northerly bearing North 00 degrees 00 minutes 07 seconds East, a distance of 208.00 feet; thence easterly bearing North 89 degrees 47 minutes 31 seconds East, a distance of 208.00 feet; thence southerly bearing South 00 degrees 00 minutes 07 seconds West, a distance of 208.00 feet to the true point of beginning.

Said parcel contains approximately 1.0 acres more or less. Together with and subject to an easement for ingress and egress more particularly described as follows:

A 30 foot strip of land lying to the North of the following described line; beginning at the East quarter corner of said Section 16, measuring westerly along the mid-section line bearing South 89 degrees 47 minutes 31 seconds West, a distance of 40.00 feet to the true point of beginning; thence continuing westerly along the mid-section line bearing South 89 degrees 47 minutes 31 seconds West, a distance of 412.00 feet.

Except all gas, oil, metals and mineral rights as reserved in patent from State of Arizona recorded in Book 32 of Deeds, page 325, Records of Pinal County, Arizona.

This legal description is recorded in Docket 1999, page 997, Records of Pinal County, Arizona.

PARCEL "C" - SEWAGE DISPOSAL BEDS

A parcel of land situated in the northwest corner of Section 16, Township 7 South, Range 8 East, of the Gila and Salt River Base and Meridian, Pinal County, Arizona, more particularly described as follows:

Beginning at the North quarter corner of said Section 16, measure southerly along the mid-section line bearing South 00 degrees 02 minutes 32 seconds East, a distance of 600.00 feet to the true point of beginning; thence continuing southerly along the mid-section line bearing South 00 degrees 02 minutes 32 seconds East, a distance of 600.00 feet; thence westerly bearing South 89 degrees 57 minutes 28 seconds West, a distance of 1815.00 feet; thence northerly bearing North 00 degrees 02 minutes 32 seconds West, a distance of
600.00 feet; thence Easterly bearing North 89 degrees 57 minutes 28 seconds East, a distance of 1815.00 feet to the true point of beginning.

Except all gas, oil, metals and mineral rights as reserved in patent from State of Arizona Recorded in Book 32 of Deeds, page 325, Records of Pinal County, Arizona.

Said parcel contains approximately 25 acres, more or less. This legal description is recorded in Docket 1999, page 997, Records of Pinal County, Arizona.





                                                           Eloy Detention Center
                                                     Eloy, Pinal County, Arizona

                                  EXHIBIT A-3

A parcel of land located in the Northeast Quarter of Section 36, Township 4 South, Range 9 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona, more particularly described as follows:

The North 1100.00 feet of the Northeast Quarter of Section 36, Township 4 South, Range 9 East of the Gila and Salt River Base and Meridian, Pinal County, Arizona.





                                               Central Arizona Detention Center
                                               Florence, Pinal County, Arizona

                                  EXHIBIT A-4

                          Metes and Bounds Description
                       5.843 Acres (254,531 Square Feet)
                        Portion of Reserve "C" Block One
            World/Houston Section One International Business Center
                          William Lloyd Survey, A-1407
                              Harris County, Texas

Being a tract or parcel containing 5.843 acres (254,531 square feet) of land situated in the William Lloyd Survey, Abstract No. 1407, Harris County, Texas, being out of and a part of Reserve "C" Block One of World/Houston Section One International Business Center, recorded in Volume 278, Page 25 of the Harris County Map Records (H.C.M.R.) and being the same called 5.840 acre tract described in deed recorded under Clerk's File Number J194317 of the Harris County Official Public Records of Real Property (H.C.O.P.R.R.P.); said 5.843 acre tract being more particularly described by metes and bounds as follows with all bearings referenced to said subdivision plat:

Beginning at a 5/8-inch iron rod found for the northeast corner of said Reserve "C" and the herein described tract, being the southeast corner of that certain called 6.6031 acre tract, described in deed recorded under Clerk's File Number G291174 of said H.C.O.P.R.R.P. and being in the west line of Lot 10 of Block One, Greenlee Addition, a subdivision in Harris County of record in Volume 40, Page 32 of said H.C.M.R.:

THENCE, South 02 degrees 51 minutes 21 seconds East, 485.42 feet along the line common to said Reserve "C" and said Greenlee Addition to a 3/4-inch galvanized iron pipe found for the northeast corner of that certain called 5.50 acre tract described in deed recorded under Clerk's File Number H038206 of said H.C.O.P.R.R.P., and being the southeast corner of the herein described tract;

THENCE, South 89 degrees 07 minutes 09 seconds West, departing the west line of said Block 1 of Greenlee Addition and along the north line of said 5.50 acre tract, 500.50 feet to a 3/4-inch galvanized iron pipe found for the common west corner of said 5.50 acre tract and the herein described tract, and being in the existing east right-of-way line of Export Plaza Drive (80 feet wide);

THENCE, North 02 degrees 51 minutes 27 seconds West, 104.37 feet along the existing east right-of-way line of said Export Plaza Drive to a 3/4-inch galvanized iron pipe found for the beginning of a tangent curve to the left;

THENCE, Northwesterly, 172.82 feet along the existing east right-of-way line of said Export Plaza Drive, the existing north right-of-way line of Consulate Plaza Drive (80 feet wide) and along the arc of said curve to the left (Central Angle = 70 degrees 43 minutes 34 seconds, Radius = 140.00 feet, Chord Bearing and Distance = North 38 degrees 13 minutes 14 seconds West, 162.05 feet) to a 5/8-inch iron rod found for a common south corner of Reserves "B" and "C" of said World/Houston Section One International Business Center;

THENCE, North 16 degrees 24 minutes 59 seconds East, 246.82 feet departing the existing north right-of-way line of said Consulate Plaza Drive and along the common line between said Reserve

"B" and "C" to a 5/8-inch iron rod found for the common corner of Reserves
"A", "B" and "C" of said World/Houston Section One International Business Center, being the southwest corner of said 6.6031 acre tract and being the northwest corner of the herein described tract from which a found 8-inch square cross-tie fence corner post bears South 52 degrees 12 minutes 39 seconds East, 0.74 feet;

THENCE, North 87 degrees 17 minutes 38 seconds East, 512.53 feet along the common line between the herein described tract, Reserve "C" and said 6.6031 acre tract to the POINT OF BEGINNING containing 5.843 acres (254,531 square feet) of land, more or less.

Compiled by:
SURVCON INC.
Job No. 5980-01
April 14, 1997
D-2





                                                   Houston Processing Center
                                                   Houston, Harris County Texas

                                  EXHIBIT A-5

THE SURFACE ONLY TO:

A 4.0 ACRE TRACT OF LAND, MORE OR LESS, BEING PARTLY OUT OF THE ROBERT HAYNES
22.43 ACRE TRACT, BEING OF RECORD IN VOLUME 295, PAGES 238-241, WEBB COUNTY DEED RECORDS AND PARTLY OUT OF THE HAYNES TRACT BEING OF RECORD IN VOLUME 207, PAGE 161, WEBB COUNTY DEED RECORDS; THIS 4.0 ACRE TRACT ALSO KNOWN AS LOT 2A, BLOCK 1, OUT OF THE CASA BLANCA SUBDIVISION, AS RE-PLATTED AND RECORDED IN VOLUME 8, PAGE 50, OF THE WEBB COUNTY PLAT RECORDS, ALL SAID PROPERTY BEING OUT OF PORCION 28, WEBB COUNTY, TEXAS;

COMMENCING from the southeast corner of said Haynes tract, same being a point on the northeasterly right-of-way line of U.S. Highway No. 59, and same being at approximately highway station 194 + 86;

THENCE, North 87 degrees 21 minutes 00 seconds West, 862 feet, along said right-of-way line, to the southwest corner of Lot No. 1, out of the Casa Blanca Subdivision Plat as Recorded in Volume 3, Page 100, of the Webb County Plat Records, to the southeast corner of this tract and the POINT OF BEGINNING.

THENCE, North 02 degrees 39 minutes 00 seconds East, 200 feet, with the common boundary line of this tract and said Lot No. 1, to the northwest corner of said Lot No. 1 and an exterior corner of this tract;

THENCE, North 87 degrees 21 minutes 00 seconds West, 25.76 feet, with the common boundary line of the Juan Moreno 1.9261 acre tract, recorded in Volume 1414, Pages 805-811, of the Webb County Deed Records, to the most westerly, southwest corner of the said Juan Moreno tract, and an interior corner of this tract;

THENCE, North 02 degrees 39 minutes 00 seconds East, 250 feet, with the common boundary line of this tract and said Juan Moreno tract, to the northwest corner of said Juan Moreno tract and the northeast corner of this tract;

THENCE, North 87 degrees 21 minutes 00 seconds West, 375.75 feet, to the northeast corner of Lot No. 3, out of the aforesaid Casa Blanca Subdivision Plat and the northwest corner of this tract;

THENCE, South 02 degrees 39 minutes 00 seconds West, 450 feet, with the common boundary line of this tract, and said Lot No. 3, to the southeast corner of said Lot No. 3, a point on the aforesaid northeasterly right-of-way line of U.
S. Highway 59, to the southwest corner of this tract;

THENCE, South 87 degrees 21 minutes 00 seconds East, 401.51 feet, along the southwesterly boundary line of this tract, being in common with the northeasterly right-of-way line of said U.S. Highway 59, to the POINT OF BEGINNING.

                                                        Laredo Processing Center
                                                      Laredo, Webb County, Texas

                                  EXHIBIT A-6

SURFACE ONLY AS TO ALL TRACTS:

Tract 1:

         Lots 2, 3, 4, 5, 6, 7, and 8, Block 5, LEAVENWORTH INDUSTRIAL PARK, City of Leavenworth, Leavenworth County, Kansas.

Tract 2:

         Lots 2, 4, and 6, Block 4, BREWER PLACE, REPLAT OF BLOCKS 3 AND 4, LEAVENWORTH INDUSTRIAL PARK, City of Leavenworth, Leavenworth County, Kansas.

Tract 3:

         Vacated Highway Terrace bounded by the above tracts.

All being more particularly described as follows:

Beginning at the Southeast corner of Lot 8, Block 5, of said "LEAVENWORTH INDUSTRIAL PARK";

THENCE North 89 degrees 40 minutes 56 seconds West, 410.31 feet along the South line of said Lot 8, also being the North line of Astro Way, to a point on the West line of vacated Highway Terrace, also being on the East line of Lot 6, Block 4, of said "BREWER PLACE REPLAT";

THENCE, South 00 degrees 19 minutes 04 seconds West, 60.00 feet to the Southeast corner of said Lot 6;

THENCE North 89 degrees 40 minutes 56 seconds West, 321.00 feet to the Southwest corner of said Lot 6;

THENCE, North 00 degrees 19 minutes 04 seconds East, 1,278.78 feet to the Northwest corner of Lot 2, Block 5, of said "LEAVENWORTH INDUSTRIAL PARK";

THENCE, along the North line of said Lot 2, also being the South line of Kansas Highway No. 5, South 89 degrees 50 minutes 26 seconds East, 236.60 feet to a point of curvature;

THENCE along a curve to the right, having a delta of 90 degrees 51 minutes 00 seconds a radius of 501.95 feet, an arc length of 795.91 feet;

THENCE continuing along the West line of said Kansas Highway No.5, also being the East line of said "LEAVENWORTH INDUSTRIAL PARK", South 01 degrees 00 minutes 34 seconds West, 711.48 feet to the "Point of Beginning", NET AREA:
863,056.076 square feet or 19.813 acres, more or less.

                                                   Leavenworth Detention Center
                                        Leavenworth, Leavenworth County, Kansas

                                  EXHIBIT A-7

Beginning at a 1/2 inch rebar found the right-of-way line of Finde Naifeh Jr. Drive (Mason Gainsville Road - 60 ft. R.O.W.) a distance of 1612.95 feet (C=1615.56 ft.) Southwestwardly, as measured along said southerly right-of-way line from its intersection with the westerly right-of-way line of U. S. Highway #70, said point being the northwesterly corner of the William Liles Tract (DB.568, PG. 42); thence South 03 degrees 45 minutes 00 seconds East along the westerly line of said Liles Tract and the Cecil Bright Tract (DB. 701, PG. 664) a distance of 1601.22 feet to point; thence South 80 degrees 00 minutes 00 seconds West a distance of 53.65 feet to a point; thence South 81 degrees 00 minutes 00 seconds West a distance of 105.60 feet to a point; thence South 86 degrees 00 minutes 00 seconds West a distance of 110.20 feet to a point; thence South 00 degrees 15 minutes 00 seconds East a distance of 39.60 feet to a point; thence South 68 degrees 00 minutes 00 seconds West a distance of 112.20 feet to a point; thence South 01 degrees 15 minutes 00 seconds East a distance of 138.00 feet to a point; thence South 25 degrees 00 minutes 00 seconds East a distance of 141.90 feet to a point; thence South 50 degrees 15 minutes 00 seconds West a distance of 135.30 feet to a point; thence North 62 degrees 45 minutes 00 seconds West a distance of 110.20 feet to a point; thence South 73 degrees 45 minutes 00 seconds West a distance of 117.50 feet to a point; thence South 86 degrees 45 minutes 00 seconds West, a distance of 67.30 feet to a point; thence South 73 degrees 00 minutes 00 seconds West a distance of 130.70 feet to a point; thence South 10 degrees 45 minutes 00 seconds West a distance of 240.90 feet to a point; thence South 43 degrees 45 minutes 00 seconds West a distance of 104.90 feet to a point; thence North 03 degrees 45 minutes 00 seconds West along the easterly line of the Robert Marshall Tract (DB. 235, PG.
85) a distance of 2369.40 feet to a 1/2 inch rebar set in the southerly right-of-way line of said Finde Naifeh Jr. Drive; thence North 87 degrees 45 minutes 00 seconds East along said southerly right-of-way line a distance of
983.40 feet to the point of beginning, containing 43.186 acres or 1881168.086 square feet, more or less, described according to the ALTA Boundary Survey, dated April 16, 1997, as revised June 19, 1997, prepared by John Wesley Ashworth, III, Tennessee No. 1344, Ashworth-Vaughan, Inc., 195 Center Street, Collierville, Tennessee 38017, Job Number 3989.00





                                              West Tennessee Detention Facility
                                                Mason, Tipton County, Tennessee

                                  EXHIBIT A-8

Being a 25.08 acre tract in the T. & P. Railroad Co. Survey East of the Brazos River, Abstract Number 1549, Parker County, Texas and also being a certain tract conveyed to Mineral Wells R.E. Holding Corp. recorded in instrument recorded in Volume 1581, page 85, Deed Records, Parker County, Texas, being described by metes and bounds as follows:

Beginning at a 1/2 inch iron rod with a yellow plastic cap stamped STEADHAM R.P.L.S. 4281 set in the East R.O.W. of Reynolds Road and the North R.O.W. of Shurtz Road for the Southwest corner of said Mineral Wells R.E. Holding Corp. Tract, said point being by previous description 7241.98 feet South 65 degrees 05 minutes 59 seconds East from the Northwest corner of the T. & P. Railroad Co. Survey East of the Brazos River, Abstract Number 869, Palo Pinto County, Deed Records;

THENCE North 12 degrees 49 minutes 41 seconds East a distance of 117.14 feet to a 1/2 inch iron rod with a yellow plastic cap stamped STEADHAM R.P.L.S. 4281 set in the East R.O.W of said Reynolds Road for the Southwest corner of a certain 0.31 acre tract described in instrument recorded in Volume 1646, Page 651, Deed Records, Parker County, Texas;

THENCE South 77 degrees 10 minutes 26 seconds East a distance of 150.00 feet to a 1/2 inch iron rod with a yellow plastic cap stamped STEADHAM R.P.L.S. 4281 set for the Southeast corner of said 0.31 acre tract;

THENCE North 12 degrees 49 minutes 41 seconds East a distance of 90.00 feet to a 1/2 inch iron rod with a yellow plastic cap stamped STEADHAM R.P.L.S. 4281 set for the Northeast corner of said 0.31 acre tract;

THENCE North 77 degrees 10 minutes 26 seconds West a distance of 150.00 feet to a 1/2 inch iron rod with a yellow plastic cap stamped STEADHAM R.P.L.S. 4281 set in the East R.O.W. of said Reynolds Road for the Northwest corner of said
0.31 acre tract;

THENCE North 12 degrees 49 minutes 41 seconds East a distance of 348.86 feet to a 1/2 inch iron rod with a yellow plastic cap stamped STEADHAM R.P.L.S. 4281 set in the East R.O.W. of said Reynolds Road for the Southwest corner of a certain 0.44 acre tract described in instrument recorded in Volume 1554, page 1635, Deed Records, Parker County, Texas;

THENCE South 77 degrees 10 minutes 31 seconds East a distance of 110.00 feet to a 1/2 inch iron rod with a yellow plastic cap stamped STEADHAM R.P.L.S. 4281 set for the Southeast corner of said 0.44 acre tract;

THENCE North 12 degrees 49 minutes 41 seconds East a distance of 175.00 feet to a 1/2 inch iron rod with a yellow plastic cap stamped STEADHAM R.P.L.S. 4281 set for the Northeast corner of said 0.44 acre tract;

THENCE North 77 degrees 10 minutes 31 seconds West a distance of 110.00 feet to a 1/2 inch iron rod with a yellow plastic cap stamped STEADHAM R.P.L.S. 4281 set in the East R.O.W. of said Reynolds Road for the Northwest corner of said
0.44 acre tract;

THENCE North 12 degrees 49 minutes 41 seconds East a distance of 710.91 feet to a 3/4 inch iron rod found in the East R.O.W. of said Reynolds Road for the Northwest corner of said Mineral Wells R.E. Holding Corp. tract;

THENCE South 77 degrees 01 minutes 31 seconds East a distance of 780.78 feet to a 3/4 inch iron rod found in the West R.O.W. of Heintzelman Road for the northeast corner of said Mineral Wells R.E. Holding Corp. tract;

THENCE South 12 degrees 51 minutes 11 seconds West a distance of 1441.93 feet to a 1/2 inch iron rod with a yellow plastic cap stamped STEADHAM R.P.L.S. 4281 set in the West R.O.W. of said Heintzelman Road and in the North R.O.W. of said Shurtz Road for the southeast corner of said Mineral Wells R.E. Holding Corp. tract;

THENCE North 77 degrees 01 minutes 25 seconds West a distance of 780.15 feet to the POINT OF BEGINNING and containing 25.08 acres of land, more or less.





                                              Mineral Wells Pre-Parole Transfer
                                   Facility Mineral Wells, Parker County, Texas

                                  EXHIBIT A-9

                          Metes and Bounds Description
                                  64.513 Acres
                         Wm. R. Williams Survey, A-665
                          James C. Eaves Survey, A-214
                            Williamson County, Texas

Being a tract containing 64.513 acres of land situated in the Wm. R. Williams Survey, Abstract No. 665 and the James C. Eaves Survey, Abstract No. 214 in the City of Taylor, Williamson County, Texas and being all of a called 64.537 acre parcel described in deed to Corrections Corporation of America recorded in Document Number 9639935 of the Official Records Williamson County, Texas (O.R.W.C.T.). Said 64.513 acre tract being more particularly described by metes and bounds with all bearings referenced to the aforementioned deed of record:

BEGINNING at a 1/2-inch iron rod found in a south right-of-way line of Welch Street being the northwest corner of said Tract 1 and the northeast corner of a called 16.16 acre tract described in deed to Our Land of Gaudalupe Church recorded in Volume 1482, page 866 of said O.R.W.C.T.;

THENCE, North 87 degrees 11 minutes 00 seconds East, along said Welch Street right-of-way line, a distance of 1,623.43 feet to a 1/2-iron rod found in the west right-of-way line of Park Street (60.00 feet wide) per the plat of Doak's Addition to the Town of Taylor, a subdivision of record in Volume 56, page 483 of the Williamson County Deed Records (W.C.D.R.) and being the northeast corner of said Tract 1;

THENCE, South 05 degrees 17 minutes 10 seconds East, departing said Welch Street and along said Park Street right-of-way line, a distance of 1,708.31 feet to a 1/2-inch iron rod found for the northeast corner of a called 9.0 acre tract described in deed to Mary Rundell and J. Sorenson recorded in Volume 270, page 54 of the Williamson County Probate Records and being the southeast corner of said Tract 1;

THENCE, South 85 degrees 12 minutes 10 seconds West (called South 85 degrees 11 minutes 13 seconds West), departing said Park Street and along the north line of said 9.00 acre tract and along the north line of a called 31.60 acre tract described as Sixth Tract in deed to Wilhemie Sorenson recorded in Volume 1967, page 117 of said O.R.W.C.T, a distance of 1,618.76 feet (called 1,618.44 feet) to a 1/2-inch iron rod found for an interior corner of said 31.60 acre tract and being the southwest corner of said Tract 1;

THENCE, North 04 degrees 48 minutes 00 seconds West (called North 04 degrees 55 minutes 32 seconds West), along the most northerly easterly line of said 31.60 acre tract, at a distance of 305.77 feet pass a found 3/4-inch iron rod, 0.12 feet left and continuing for a total distance of 355.87 feet (called 306.32 feet) to a 1/2-inch iron rod found for the most northerly corner of said 31.60 acre tract and being the southeast corner of the aforementioned 16.16 acre tract;

THENCE, North 05 degrees 32 minutes 24 seconds West (called North 05 degrees 30 minutes 03 seconds West), along the easterly line of said 16.16 acre tract, a distance of 1,408.61 feet

(called 1,458.59 feet) to the POINT OF BEGINNING and containing a computed area of 64.513 acres of land, more or less.





Prepared by:
SURVCON INC.
400 West 15th, Suite 500
Austin, Texas 78701
Job No. 4775-01
April 1997
Revised: June 1997

                                               T. Don Hutto Correctional Center
                                               Taylor, Williamson County, Texas

                                   EXHIBIT B

                          BILL OF SALE AND ASSIGNMENT


STATE OF
         --------------------------   Section
                                      Section  KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF                             Section
          -------------------------

THAT, CORRECTIONS CORPORATION OF AMERICA, a Delaware corporation ("Grantor" or "Seller"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("Grantee" or "Purchaser"), to the extent legally permissible, has GRANTED, SOLD, ASSIGNED, TRANSFERRED, CONVEYED, and DELIVERED and does by these presents GRANT, SELL, ASSIGN, TRANSFER, CONVEY, and DELIVER unto the said Purchaser, all of Seller's right, title and interest in and to the following described properties, rights, and interests (such properties, rights and interests being hereinafter collectively referred to as the "Personal Property", as defined in that certain Agreement of Sale and Purchase, dated as of ______________, 199___, by and between Seller and Purchaser and being hereinafter referred to as the "Agreement"), located on or about that certain land described on Exhibit A, attached hereto and incorporated herein for all purposes, or the buildings, improvements, structures and Fixtures (as defined in the Agreement) thereon (such land, buildings, improvements, structures and Fixtures being hereinafter collectively referred to as the "Real Property" as defined in the Agreement), or used in connection with the operation thereof:

                 All permits, licenses (but excluding Seller's business and operating licenses), approvals, entitlements and other governmental, quasi-governmental and nongovernmental authorizations including, without limitation, certificates of use and occupancy, required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Real Property, to the extent the same are assignable by Seller (the "Permits" as defined in the Agreement), any leases, contract rights, loan agreements, mortgages, easements, covenants, restrictions or other agreements or instruments affecting all or a portion of the Real Property or Personal Property, to the extent the same are assignable by Seller, but specifically excluding all of Seller's Operating and Service Agreements (as defined in the Agreement) (the "Business Agreements" as defined in the Agreement), and other intangible property or any interest therein owned or held by Seller in connection with the Real Property, including all water rights and reservations, rights to use the trade name applicable to the Real Property, and zoning rights related to the Real Property, or any part thereof, to the extent the same are assignable by Seller; provided, however, such Personal Property shall not include the general corporate trademarks, trade names (except as set forth above), service marks, logos or insignia or the books and records of Seller, Seller's accounts receivable and Seller's business and operating licenses for the facilities on the Real Property (the "Intangible Property" as defined in the Agreement).

                 All warranties and guaranties with respect to the Real Property or Personal Property, whether express or implied, which Seller now holds or under which Seller is the beneficiary, to the extent the same are assignable by Seller (the "Warranties" as defined in the Agreement).

                 All site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, Americans with Disabilities Act compliance reports, environmental reports and studies, professional inspection reports, construction and/or architect's reports or certificates, feasibility studies, appraisals, and other similar plans and studies that relate to the Real Property, to the extent the same are assignable by Seller or the Personal Property (the "Engineering Documents" as defined in the Agreement).

                 All those items of tangible personal property described on Exhibit B, attached hereto and incorporated herein for all purposes, now or on the Closing Date owned by Seller.

       THERE IS EXPRESSLY EXCLUDED FROM THE PERSONAL PROPERTY THE FOLLOWING:
(i) Excluded Personal Property as defined in the Agreement, (ii) Fixtures as defined in the Agreement, (iii) personal property owned by employees of Seller and personal property owned by inmates housed at the Real Property, and (iv) Seller's Operating and Service Agreements as defined in the Agreement.

       TO HAVE AND TO HOLD the Personal Property unto the said Purchaser, its successors and assigns, forever, and Seller does hereby bind itself and its successors to warrant and forever defend, all and singular, title to the said Personal Property unto the said Purchaser, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof by, through or under Seller, but not further or otherwise.

       Seller and its successors hereby warrants, represents, covenants and agrees with Purchaser as follows:

       (i) That Seller is the owner of the Personal Property, which Personal Property is free and clear of any and all liens, security interests, or other encumbrances except the Permitted Exceptions (as defined in the Agreement) and attached hereto as Schedule A and incorporated herein by reference for all purposes, and this sale and assignment is made and accepted expressly subject to the matters set forth on Schedule A attached hereto;

       (ii) That Seller shall indemnify and hold harmless Purchaser from and against any and all liability, loss, damage, cost or expense, including reasonable attorneys' fees, which Purchaser may suffer or incur by reason of any act or cause of action occurring or accruing prior to the effective date hereof and arising out of the ownership and/or operation of the Real Property or the Personal Property, except for (a) any obligations expressly assumed under the Agreement by the Purchaser; and (b) any liability, loss, damage, cost or expense arising out of the actions or omissions of the Purchaser.

       Purchaser and its successors and assigns hereby warrant, represent, covenant and agree with Seller that Purchaser shall indemnify and hold harmless Seller from and against any and all liability, loss, damage, cost or expense, including reasonable attorneys' fees, which Seller may suffer or incur by reason of any act or cause of action occurring or accruing subsequent to the effective date hereof and arising out of the ownership and/or operation of the Real Property or the Personal Property,except (i) any obligations which are expressly retained by the Seller pursuant to the terms and provisions of a written agreement with the Purchaser, and (ii) any liability, loss, damage, cost or expense arising out of the actions or omissions of the Seller.

       The agreements, covenants, warranties and representations herein set forth shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.

       IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale and Assignment to be executed by its duly authorized officers effective as of the day of _____________, 19___.

                                 SELLER:

                                 CORRECTIONS CORPORATION OF AMERICA


                                 By:
                                    ----------------------------------------

                                 Its:
                                     ---------------------------------------


                                 PURCHASER:

                                 CCA PRISON REALTY TRUST


                                 By:
                                    ----------------------------------------

                                 Its:
                                     ---------------------------------------

STATE OF
        ---------------------------          )
COUNTY OF
          -------------------------          )

       Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared ________________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged _____ self to be ___________________________ ________________________________ of CORRECTIONS CORPORATION OF AMERICA, the within named bargainor, a Delaware corporation, and that ____ he, as such ________________________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by ___ self as ________________________________.

       WITNESS my hand, at office, this _______ day of ____________________, 1997.



                                 --------------------------------------------
                                 Notary Public
My Commission Expires:

------------------------------

STATE OF
        ---------------------------          )
COUNTY OF
          -------------------------          )

       Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared ________________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged _____ self to be ____________________________
________________________________ of CCA PRISON REALTY TRUST, the within named bargainor, a Maryland real estate investment trust, and that ___ _he, as such ________________________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the real estate investment trust by ___ self as ______________________________
________________________________.

  Witness my hand, at office, this _________ day of _______________________,
1997.



                                 ---------------------------------------------
                                 Notary Public
My Commission Expires:

------------------------------

                    Exhibit A to Bill of Sale and Assignment

                              Property Description

                    Exhibit B to Bill of Sale and Assignment

                           Items of Personal Property

                   Schedule A to Bill of Sale and Assignment

                              Permitted Exceptions

                                   EXHIBIT C

                       CERTIFICATE OF NON-FOREIGN STATUS


STATE OF
         --------------------------  Section
                                     Section    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF                            Section
          -------------------------


       BEFORE ME, the undersigned authority, on this day personally appeared _______________________ ("Affiant"), of CORRECTIONS CORPORATION OF AMERICA ("Seller"), who after being duly sworn, upon Seller's oath did depose and state under penalty of perjury that for purposes of Section 1445 of the Internal Revenue Code of 1986, as amended, in connection with the sale, transfer and conveyance of that certain property located and particularly described on Exhibit A attached hereto and incorporated herein for all purposes (the "Property"), and in order to inform CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("Purchaser"), that withholding of tax is not required upon the disposition of the Property by Seller:

       (i) that Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations);

       (ii) that Seller's United States taxpayer identification number is _________________________________________;

       (iii) that Seller's mailing address is 102 Woodmont Boulevard, Suite 800, Nashville, Tennessee 37205; and

       (iv) that Seller understands that this Affidavit may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punishable by fine, imprisonment or both.

       Under penalties of perjury Affiant declares that he has examined this Affidavit, that to the best of his knowledge and belief it is true, correct and complete, and that Affiant has the authority to sign this Affidavit on behalf of Seller.


                                 CORRECTIONS CORPORATION OF AMERICA


                                 By:
                                    ------------------------------------------

                                 Its:
                                     -----------------------------------------

STATE OF
         --------------------------          )
COUNTY OF
          -------------------------          )

       Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared ________________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged _____ self to be _____________________________
________________________________ of CORRECTIONS CORPORATION OF AMERICA, the within named bargainor, a Delaware corporation, and that ____ he, as such ________________________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by ___ self as ________________________________.

       WITNESS my hand, at office, this _______ day of ____________________, 1997.



                                 ---------------------------------------------
                                 Notary Public
My Commission Expires:

------------------------------

                 Exhibit A to Certificate of Non-Foreign Status

                              Property Description

                                   EXHIBIT D

                              CLOSING CERTIFICATE


       The undersigned hereby certifies that the representations and warranties contained in Section [5.1/5.3] of that certain Agreement of Sale and Purchase (the "Agreement") dated _______________________________, by and between
CORRECTIONS CORPORATION OF AMERICA, a Delaware corporation ("Seller"), and CCA PRISON REALTY TRUST, a Maryland real estate investment trust ("Purchaser"), which representations and warranties are incorporated herein as though set out in full herein, are true and correct in all material respects as of the Closing Date defined in the Agreement as if made on and as of the Closing Date, shall survive the consummation of the purchase and sale transaction as contemplated by and for the time period provided in the Agreement and shall not be deemed to merge upon the acceptance of the deed by Purchaser delivered in connection with the consummation of such purchase and sale transaction.

       This certificate is given to [Seller/Purchaser] with the realization and understanding that all matters referenced above are material to the decision of [Seller/Purchaser] to close said sale and purchase on the Closing Date and [Seller/Purchaser] is acting in reliance thereon.

       Dated this ________ day of _______________________, 199___.



                                 ---------------------------------------------


                                 By:
                                    ------------------------------------------

                                 Its:
                                     -----------------------------------------

STATE OF                                     )
         --------------------------
COUNTY OF                                    )
          -------------------------

       Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared ________________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged _____ self to be ___________________________ ________________________________ of __________________________________, the
within named bargainor, a Delaware corporation, and that ____ he, as such ________________________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by ___ self as ________________________________.

       WITNESS my hand, at office, this _______ day of ____________________, 1997.



                                 ---------------------------------------------
                                 Notary Public
My Commission Expires:

------------------------------

                                   EXHIBIT E

                                      DEED


This Instrument prepared by:
Stokes & Bartholomew, P.A.
424 Church Street
Suite 2800
Nashville, Tennessee  37219


ADDRESS NEW OWNER:                     SEND TAX BILL TO:       MAP-PARCEL
CCA Prison Realty Trust                                        Parcel _______

------------------------------------

------------------------------------


                             SPECIAL WARRANTY DEED


         FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00), cash in hand paid by the hereinafter named GRANTEE, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, CORRECTIONS CORPORATION OF AMERICA, a Delaware corporation (hereinafter the "GRANTOR"), has bargained and sold, and by these presents does hereby transfer, assign and convey unto CCA PRISON REALTY TRUST, a Maryland real estate investment trust (hereinafter the "GRANTEE"), its successors and assigns, that certain tract or parcel of land in ________________, _______________ County, ____________________________, described on Exhibit A, attached hereto and incorporated herein by reference.

         This is improved property known as _________________________________
_____________________________________________________________________________.

         The conveyance of the property herein, and all covenants and warranties of GRANTOR contained herein, are made expressly subject to those matters set forth on Exhibit B, attached hereto and incorporated herein by reference.

         TO HAVE AND TO HOLD said property, with the appurtenances, estate, title and interest thereto belonging to the said GRANTEE, and GRANTEE'S successors and assigns, forever. GRANTOR covenants that the title to said property is free from all encumbrances made or suffered by GRANTOR, except as otherwise set forth herein; and GRANTOR further covenants and binds itself, and its successors and assigns, to warrant specially and forever defend the title to said property to the said GRANTEE, its successors and assigns, against the lawful claims of all persons claiming by, through or under GRANTOR, but not further or otherwise.

         IN WITNESS WHEREOF, the GRANTOR has caused this Special Warranty Deed to be executed as of this _____ day of ___________, 19__.

                                 CORRECTIONS CORPORATION OF AMERICA


                                 By:
                                    ------------------------------------------

                                 Its:
                                     -----------------------------------------

STATE OF
         -------------------------      )
COUNTY OF
         -------------------------      )

         Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared ________________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged _____ self to be ___________________________ ________________________________ of CORRECTIONS CORPORATION OF AMERICA, the within named bargainor, a Delaware corporation, and that ____ he, as such ________________________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by ___ self as ________________________________.

  WITNESS my hand, at office, this _______ day of ____________________, 1997.



                                      ----------------------------------------
                                      Notary Public
My Commission Expires:

------------------------------





STATE OF
         -----------------------        )
COUNTY OF
          ----------------------        )

     The actual consideration or value, whichever is greater, for this transfer is $________________.

                                        ---------------------------------------
                                        Affiant

Subscribed and sworn to before me this
________ day of ________________, 1997.


-------------------------------------
Notary Public

My Commission Expires:

----------------------------

                       Exhibit A to Special Warranty Deed

                              Property Description

                       Exhibit B to Special Warranty Deed

                              Permitted Exceptions

                                   EXHIBIT F

                           EXCLUDED PERSONAL PROPERTY

                                   EXHIBIT F

                          [Excluded Personal Property]

                                   Bridgeport

Asset Number                      Vendor                    Description
------------                      ------                    -----------
9404                              Dury's                    Camera for Timeclock Avant
9964                              Control Systems           Timeclock Systems


                                   EXHIBIT F

                          [Excluded Personal Property]

                                Central Arizona

Asset Number                      Vendor                    Description
------------                      ------                    -----------
12173                             Control Systems           Timeclock Systems
8463                              Control Systems           Timeclock Kronos 460F
8466                              Control Systems           Camera SSI 124E Die Cutter

                                   EXHIBIT F

                          [Excluded Personal Property]

                                      Eloy

Asset Number                      Vendor                    Description
------------                      ------                    -----------
9255                              Control Systems           Timeclock Kronos 460F Barcode
9403                              Control Systems           Timeclock Kronos 460F Barcode
12218                             Dycam Inc.                Camera Digital Model 4STD PC
13103                             Control Systems           Timeclock Kronos 480F 256K


                                   EXHIBIT F

                          [Excluded Personal Property]

                                    Houston

Asset Number                      Vendor                    Description
------------                      ------                    -----------
2619                              Control Systems           Timeclocks
12733                             Digital Connections       Wide Area Network - Wan
1026                              Southern Time             Timeclocks


                                   EXHIBIT F

                          [Excluded Personal Property]

                                     Laredo

Asset Number                      Vendor                    Description
------------                      ------                    -----------
2620                              Control Systems           Timeclocks
4110                              Control Systems           Internal Commun. Board
7230                              Control Systems           Software Close Up Customer
12166                             Digital Connections       Wide Area Network - Wan
12607                             Computer Discount
                                           Warehouse        Novell Groupwise 5 Mailbox 10
12608                             Computer Discount
                                           Warehouse        Novell Groupwise 5 Mailbox 10
12609                             Megabyte Business         Printer ID Card Persona 2MB
1620                              Simplex                   Timeclock and Card Racks

                                   EXHIBIT F

                          [Excluded Personal Property]

                                  Leavenworth

Asset Number                      Vendor                    Description
------------                      ------                    -----------
6729                              Control Systems           Timeclock System SS Barcode
12738                             Digital Connections       Wide Area Network - Wan


                                   EXHIBIT F

                          [Excluded Personal Property]

                                 Mineral Wells

Asset Number                      Vendor                    Description
------------                      ------                    -----------
9256                              Control Systems           Timeclock Kronos 460F Barcode


                                   EXHIBIT F

                          [Excluded Personal Property]

                                 West Tennessee

Asset Number                      Vendor                    Description
------------                      ------                    -----------
4184                              Control Systems           Timeclock - Kronos
10659                             Control Systems           Barcode Reader Kronos 460F

                                   EXHIBIT F

                          [Excluded Personal Property]

                                  T. Don Hutto

Asset Number                      Vendor                    Description
------------                      ------                    -----------
13024                             Control Systems           Timeclock Kronos 480F 256K
13266                             Control Systems           Software TKC250 V8B 1-User

                                   EXHIBIT G

                         RIGHT TO PURCHASE AGREEMENT


        Filed as Exhibit 10.4 to Form S-11 Registration Statement, which is incorporated fully herein by this reference.

                                   EXHIBIT H

                           MASTER AGREEMENT TO LEASE
                                      AND
                                LEASE AGREEMENT


        Filed as Exhibits 10.2 and 10.3 to Form S-11 Registration Statement, which is incorporated fully herein by this reference.

                                   EXHIBIT I

                               OPTION AGREEMENTS


        Filed as Exhibit 10.1 to Form S-11 Registration Statement, which is incorporated fully herein by this reference.

                                   EXHIBIT J

                               PERSONAL PROPERTY


All of those certain items of property described on the CCA-Master Depreciation Schedule dated June 30, 1997, on file at the office of Seller and Purchaser.

                                   EXHIBIT K

                             SURVEYOR'S CERTIFICATE


      This is to certify to Corrections Corporation of America and CCA Prison Realty Trust, and their respective successors and assigns, and ____________ __________________________________________ Title Insurance Company that this map or plat of survey is based on a field survey of the property depicted hereon (the "Property") made on __________________________, 199___, by me or directly under my supervision in accordance with the current "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys", jointly established and adopted by American Land Title Association and American Congress on Surveying and Mapping, and to the best of my professional knowledge, information and belief,

1.    correctly represents the facts found at the time of survey;

2. except as shown on the survey map, there are no discrepancies between the boundary lines of the Property as shown on the survey map and as described in the legal description of record;

3. the boundary line dimensions as shown on the survey map form a mathematically closed figure within + 0.01 foot;

4. except as shown on the survey map, the boundary lines of the Property are contiguous with the boundary lines of all adjoining parcels, roads, highways, streets or alleys as described in their most recent respective legal descriptions of record;

5. the field survey meets the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of this certification) of an Urban survey as defined therein;

6. all monuments shown hereon actually exist, and the location, size and type of material thereof are correctly shown;

7. except as shown hereon, there are no visible encroachments onto the Property, there are no visible easements or rights-of-way on the Property and there are no visible discrepancies, conflicts, shortages in area or boundary line conflicts;

8. the size, location and type of improvements are as shown hereon, and all are located within the boundaries of the Property and with applicable minimum building setback lines, as shown herein;

9.    the distance from the nearest intersecting street or road is as shown;

10. all roadways shown on the survey map are dedicated public roads unless otherwise indicated;

11. the boundaries, dimensions and other details shown hereon are accurate, true and correct;

12. the Property is not located in a 100-Year Flood Plain or in an identified "flood prone area", as defined by the U.S. Department of Housing and Urban Development, pursuant to the Flood Disaster Protection Act of 1973, as amended, as reflected by Flood Insurance Rate Map Panel #___________, dated ____________________, which map panel covers the area in which the Property is situated. Said map indicates that the Property is located in Flood Zone __________ which means ______________________________________
      ______________________________; and,

13. this survey map shows all items described in Items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10, 11 and 13 of Table A of such ALTA/ACSM Standards.





                                 ---------------------------------------------
                                 Surveyor or Engineer
                                 Registered Land Surveyor No.
                                                             -----------------

                                  EXHIBIT L-1

                          OPINION OF SELLER'S COUNSEL

                                 EXHIBIT L-1



                                July ___, 1997



CCA Prison Realty Trust
2200 Abbott Martin Road, Suite 201
Nashville, Tennessee 37215

         Re: Sale and Leaseback of the Facilities (as defined herein) from Corrections Corporation of America to CCA Prison Realty Trust

Ladies and Gentlemen:

         We have acted as counsel for Corrections Corporation of America, a Tennessee corporation ("CCA"), in connection with the sale and leaseback of nine correctional and detention facilities located in Houston, Texas; Bridgeport, Texas; Mineral Wells, Texas; Laredo, Texas; Taylor, Texas; Leavenworth, Kansas; Florence, Arizona; Eloy, Arizona; and, Mason, Tennessee, and certain personal property used in connection therewith (collectively, the "Facilities") to CCA Prison Realty Trust, a Maryland real estate investment trust (the "Purchaser"), pursuant to that certain Agreement of Purchase and Sale, dated July ____, 1997, between Seller (as defined herein) and Purchaser (the "Agreement of Purchase and Sale"). Our representation of the Seller also has included acting as counsel for the following subsidiaries of the Seller related to the ownership and sale of certain of the Facilities, as provided for in the Agreement of Purchase and
Sale: United-Concept Limited Partnership, an Arizona limited partnership ("United-Concept"); Corrections Partners, Inc., a Delaware corporation ("Corrections Partners"); and, Mineral Wells Limited Partnership, a Delaware limited partnership ("Mineral Wells LP"). The term "Seller" as used herein shall refer to CCA and all such subsidiaries, collectively, as the context requires. In connection with these transactions, we have examined, or are familiar with and relied upon, the following:

         a.       The Agreement of Purchase and Sale;

         b. Those five (5) certain Option Agreements by and between CCA and Purchaser, each of even date with the Agreement of Purchase and Sale (the "Option Agreements");

         c. That certain Right to Purchase Agreement between CCA and Purchaser, of even date with the Agreement of Purchase and Sale (the "Right to Purchase Agreement");

         d. A certificate dated __________________, 1997 issued by the Secretary of State of the State of Tennessee as to the legal existence and good standing of the Seller, and documents relating

CCA Prison Realty Trust
Page 2

to the corporate organization of the Seller, including the Certificate of Incorporation and the Bylaws, as amended to the date hereof;

         e. Resolutions adopted by the Board of Directors of the Seller at a meeting held or by consent action, dated ___________, 1997 authorizing the transaction(s) contemplated by the Agreement of Purchase and Sale, duly acknowledged by an appropriate officer of the Seller;

         f. A certificate dated ____________, 1997 issued by the Secretary of State of the State of Arizona as to the legal existence and good standing of United-Concept;

         g.       A certificate dated _______________________, 1997 issued by the Secretary of State of the State of Delaware as to the legal existence and good standing of Corrections Partners; and

         h. A certificate dated ___________________ , 1997 issued by the Secretary of State of the State of Delaware as to the legal existence and good standing of Mineral Wells, LP. and the following documents dated as of the closing of the Facilities:

         i. Bills of Sale and Assignments from the Seller to the Purchaser (collectively, the "Bills of Sale");

         j.       The Certificate of Non-Foreign Status of the Seller;

         k.       The Closing Certificate of the Seller (the "Closing
Certificate");

         l. Deeds from the Seller to the Purchaser for the Facilities (collectively, the "Deeds");

         m. The Master Agreement to Lease and the Lease Agreements for the Facilities, both dated July , 1997 (collectively the "Leases"), between Purchaser (as Landlord therein) and Seller (as Tenant therein) for the lease of the Facilities from Purchaser to Seller.

         Items i through m above are collectively referred to herein as the "Conveyancing Documents."

         Based upon the foregoing and upon such other information and documents to us as we believe necessary to enable us to render this opinion, we are of the opinion that:

         1. CCA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee, and duly qualified to transact business in each state where the Facilities are located;

CCA Prison Realty Trust
Page 3

         2. Based solely on the certificate referenced in Item f herein, United-Concept is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Arizona;

         3. Based solely on the certificate referenced in Item g herein, Corrections Partners is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

         4. Based solely on the certificate referenced in Item h herein, Mineral Wells LP is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware;

         5. The sale, transfer and conveyance of the Facilities from the Seller to the Purchaser pursuant to the Agreement of Purchase and Sale is a valid transaction by the Seller, binding upon the Seller, and the Seller has all necessary power and authority to execute and discharge its obligations to Purchaser pursuant to the Agreement of Sale and Purchase;

         6. The execution of the Leases and the lease of the Facilities from the Purchaser (as Landlord) to CCA (as Tenant) pursuant to the Leases, and the execution, delivery and performance of CCA under the Option Agreements and the Right to Purchase Agreement, are valid transactions by CCA, binding upon CCA, and CCA has all necessary power and authority to execute and discharge its obligations to Purchaser pursuant to such agreements.

         7. The execution, delivery and performance by the Seller of its obligations pursuant to the Conveyancing Documents, and the other agreements delivered in connection with the sale of the Facilities to the Purchaser have been duly authorized by all necessary corporate or partnership action of the Seller, will not violate any provision of the Seller's Certificate of Incorporation or By-Laws or partnership documents, as applicable, as amended to the date hereof, or to the best of our knowledge, after due inquiry, any applicable law, rule or regulation. Also, to the best of our knowledge, after due inquiry, such execution, delivery and performance:

           (i) will not conflict with or result in any breach or default under any order, writ, injunction, decree, agreement or instrument to which the Seller is a party or by which the Seller or the Facilities are bound;

           (ii) will not result in a creation or imposition of any lien, charge, or encumbrance of any nature upon the Facilities;

           (iii) will not give to others any interest or rights in, or with respect to, the Facilities,

CCA Prison Realty Trust
Page 4

             (iv) will not give others any right to terminate any agreement to which the Seller is a party or by which the Facilities or activities conducted therein are benefitted, except to the extent disclosed by the Agreement of Purchase and Sale and the exhibits thereto.

       8. To the best of our knowledge, there is no action, suit, or proceeding pending or threatened against Seller wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by the Conveyancing Documents or the ability of the Seller to comply with the provisions thereof;

       9.    Agreement of Purchase and Sale, the Option Agreements and the
Right to Purchase Agreement have been fully executed, acknowledged and delivered by the Seller, and, except as otherwise hereinafter stated, constitute the valid and legally binding obligations of the Seller enforceable under applicable law in accordance with their terms, except to the extent that the enforceability may be limited by future proceedings under bankruptcy, reorganization, debt arrangement, fraudulent conveyance, insolvency, moratorium or other laws of general application or principles of equity relating to or affecting the enforcement of creditors rights.

       In rendering the foregoing opinions, we have no reason to believe to the contrary and therefore have assumed (i) the genuineness of all signatures on the documents reviewed by us, (ii) the authenticity of all such documents submitted to us as originals, (iii) the conformity to original documents of all such documents submitted to us as photocopies or certified copies, (iv) the accuracy and completeness of all such documents, (v) that all signatures on all instruments and documents submitted to us with respect to this transaction are genuine, (vi) that all persons executing the Conveyancing Documents on behalf of the Seller have the legal capacity to do so.

       Whenever any opinion rendered herein is predicated as being based on the best of our knowledge, this is intended to signify that, in the course of our representation of the Seller no information has come to the attention of the attorneys' working on this transaction which would give us actual knowledge of the existence or absence of facts material to such opinion. Except to the extent expressly stated herein, we have not undertaken any independent investigation to determine the existence or absence of any such facts, and as to matters of fact we have relied upon the representations of the Seller contained in the Agreement of Purchase and Sale and upon certifications contained in the Closing Certificate.

       Our opinions are based upon statutes, codes, ordinances, rules and regulations, and judicial decisions in effect on the date hereof. We neither express nor imply any opinion with respect to any law, rule, regulation or governmental policy which may be enacted or adopted after the date hereof, and we undertake no duty to advise you of any changes in any laws, rules, regulations or governmental policies which may be enacted or adopted after the date hereof.

       The opinions expressed herein are limited to the federal laws and the laws of the State of Tennessee. No opinion is expressed with respect to any laws of any other jurisdictions or states or

CCA Prison Realty Trust
Page 5


the affect of any such laws on the matters dealt with herein or the transactions contemplated by the Conveyancing Documents. Additionally, no opinion is expressed with respect to the title to the property comprising the Facilities, and we understand that you are relying on Lawyers Title Insurance Corporation as to such matters.

       This opinion is for the benefit of the addressees named herein, and may not be disseminated or relied upon by others without the prior written consent of this firm except as may be required under applicable law, administrative regulation or accounting practices.



                                                     Very truly yours,


                                                     STOKES & BARTHOLOMEW, P.A.

                                  EXHIBIT L-2

                         OPINION OF PURCHASER'S COUNSEL

                                 EXHIBIT L-2





                                July   , 1997




Corrections Corporation of America
102 Woodmont Blvd.
Nashville, Tennessee 37205

         Re: Purchase of the Facilities (as defined herein) by CCA Prison Realty Trust from Corrections
                  Corporation of America

Ladies and Gentlemen:

                  We have acted as special real estate counsel to CCA Prison Realty Trust, a Maryland investment real estate trust (the "REIT"), in connection with the purchase and leaseback of nine correctional and detention facilities located in: Houston, Texas; Bridgeport, Texas; Mineral Wells, Texas; Laredo, Texas; Taylor, Texas; Leavenworth, Kansas; Florence, Arizona; Eloy, Arizona; and Mason, Tennessee, and certain personal property used in connection therewith (collectively, the "Facilities") from Corrections Corporation of America, a Tennessee corporation ("CCA"), pursuant to that certain Agreement of Purchase and Sale, dated July ___, 1997, among the REIT, CCA, United-Concept Limited Partnership, an Arizona limited partnership, Corrections Partners, Inc., a Delaware corporation, and Mineral Wells Limited Partnership, a Delaware limited partnership (the "Purchase Agreement").

                  In connection with these transactions, we have examined the following documents (collectively, the "Transaction Documents"):

         (a)      The Purchase Agreement;

         (b) The Master Agreement to Lease, dated July ___, 1997, between the REIT and CCA;

         (c) A Lease Agreement for each of the Facilities, each dated July ___, 1997, and between the REIT and CCA;

Corrections Corporation of America
July 3, 1997
Page 2




         (d) The Option Agreements, each dated July ___, 1997, between CCA and the REIT, with one such agreement executed with respect to facilities located in each of: Youngstown, Ohio; Estancia, New Mexico; Walsenburg, Colorado; Sayre, Oklahoma; and Whiteville, Tennessee; and

         (e) The Right to Purchase Agreement dated July ___, 1997, between CCA and the REIT.

         In rendering this opinion, we have, with your permission, made the following assumptions:

         (1) that the execution of the Transaction Documents by the REIT has been duly authorized in accordance with Maryland law;

         (2) that the REIT has all necessary power and authority to execute and discharge its obligations under the Transaction Documents;

         (3) the truth and accuracy of all certifications of public officials and the genuineness of signatures on the Transaction Documents and the documents delivered pursuant to the Transaction Documents;

         (4) the authenticity of documents submitted as originals and the conformity to originals of documents submitted as copies;

         (5) that the parties to the Transaction Documents have properly executed and delivered the Transaction Documents and the documents delivered by them pursuant to the Transaction Documents;

         (6) that all signatories to the Transaction Documents (other than on behalf of the REIT) and the documents delivered pursuant to the Transaction Documents have been duly authorized;

         (7) that all natural persons executing the Transaction Documents and the documents delivered pursuant to the Transaction Documents are legally competent to do so; and

         (8) that there are no oral or written modifications or waivers of or amendments to the Transaction Documents or any of the documents delivered pursuant to the Transaction Documents, by actions or conduct of the parties or otherwise.

         As to matters of good standing and valid existence, with your permission, we have relied solely on the certificate issued by the Department of Assessments and Taxation of the State of Maryland attached hereto as Exhibit A. As to other factual matters, we have relied solely on the representations of the REIT in the Transaction Documents and on such other instruments and certificates of officers of the REIT and of public officials as we have deemed necessary to render the opinions set forth herein.

Corrections Corporation of America
July 3, 1997
Page 3




         Whenever our opinion herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge" or a phrase of similar import, it indicates that in the course of our special representation in connection with the transactions contemplated by the Transaction Documents, no information that would give us current actual knowledge of the inaccuracy of such statement has come to our attention. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence of such facts should be drawn from the fact of our special representation.

         Based on the foregoing, and in reliance on and subject to the assumptions, qualifications, exceptions, and limitations set forth in this letter, we are of the opinion that:

         1. The REIT is a real estate investment trust, validly existing, and in good standing under the laws of the State of Maryland.

         2. The Transaction Documents are the legally binding and enforceable obligations of the REIT.

         3. To the best of our knowledge, after due inquiry, the execution, delivery and performance of the Transaction Documents by the REIT will not violate any applicable law, rule or regulation or conflict with or result in any breach or default under any order, writ, injunction, decree, agreement of instrument to which the REIT is a party or by which the REIT is bound;

         4. To the best of our knowledge, there is no action, suit, or proceeding pending or threatened against the REIT wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by the Transaction Documents or the ability of the REIT to comply with the provisions thereof.

         The foregoing opinions are subject to the following additional assumptions, qualifications, limitations and exceptions:

         (i) No opinions are expressed herein regarding, and the opinions expressed herein are subject to, (A) applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and general assignment for the benefit of creditors laws and other laws relating to or affecting the rights of creditors generally, (B) general principles of equity, good faith and fair dealing (whether considered in an action, suit or proceeding at law or in equity), (C) the availability of the remedies of specific performance, injunctive relief or other equitable remedies being limited by statute or subject to the discretion of the court before which such proceeding therefor may be brought, (D) the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court, any waiver of right to trial by jury, waiver of service

Corrections Corporation of America
July 3, 1997
Page 4




of process and venue, or powers of attorney, (E) the enforceability of provisions in the Transaction Documents relating to delay or omission of enforcement of rights or remedies, if any, (F) title to any of the real or personal property described in or subject to the Transaction Documents, or (G) any indemnification provision(s) contained in the Transaction Documents.

         (ii) The opinions expressed herein are subject to generally applicable rules of law which: (A) limit the availability of a remedy under certain circumstances where another remedy has been elected; (B) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (C) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract; or (D) limit the enforceability or provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction (to the extent the action or inaction involves negligence, willful misconduct, unlawful conduct, or breach of its contractual obligations to the other party) or liabilities under federal or state securities laws.

         (iii) We have not conducted a docket search in any jurisdiction to determine the existence of or non-existence of any litigation, court orders, or similar matters.

         (iv) The opinions expressed herein are limited to matters of the laws of the United States and the laws of the State of Tennessee. We express no opinion as to the laws of any other jurisdiction.

         (v) The opinions expressed herein are limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof. We assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur.

         This opinion is rendered only to, and solely for the benefit of, CCA for the purposes set forth in the first paragraph hereof. This opinion may not be relied upon for any other purpose, or quoted from, or otherwise referred to, in any document or report and may not be furnished to or relied upon by any other persons or entity for any purpose, without our prior written consent.

                                                         Sincerely,



                                                         SHERRARD & ROE, PLC